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                                                                    EXHIBIT 10.1



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                     AGREEMENT AND PLAN OF REORGANIZATION


                                     AMONG

                              WILLIAMS TOOL CO.,

                              THE SHAREHOLDERS OF
                              WILLIAMS TOOL CO.,

                              THE SHAREHOLDERS OF
       WILLIAMS TOOL CO. (CANADA) INC. (FORMERLY, 598148 ALBERTA LTD.),

                        WEATHERFORD INTERNATIONAL, INC.

                                      AND

                         WEATHERFORD ACQUISITION, INC.


                              SEPTEMBER 14, 1999



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                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----
ARTICLE 1....................................................................1
      THE MERGER AND RELATED MATTERS.........................................1
            1.1    Merger....................................................1
            1.2    Closing...................................................2
            1.3    Conversion of Stock.......................................2
            1.4    Exchange..................................................3
            1.5    Cancellation of Treasury Stock............................3
            1.6    Closing of Transfer Books.................................3
            1.7    Reorganization............................................3
            1.8    Liabilities Assumed by the Shareholders...................3

ARTICLE 2....................................................................3
      REORGANIZATION OF WILLIAMS CANADA......................................3
            2.1    Exchange of Williams Canada Shares........................3
            2.2    Closing...................................................3
            2.3    Share Consideration.......................................4
            2.4    Exchange..................................................4
            2.5    Reorganization............................................4

ARTICLE 3....................................................................4
      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.....................4
            3.1    Organizational Matters....................................4
            3.2    Validity of Agreement and Conflict with Other Instruments.6
            3.3    Approvals, Licenses and Authorizations....................7
            3.4    Title to and Condition of Properties......................7
            3.5    Contracts and Commitments.................................8
            3.6    Financial Statements......................................9
            3.7    No Litigation............................................10
            3.8    No Adverse Changes or Events.............................10
            3.9    Environmental Matters....................................11
            3.10   Warranties and Product Liability.........................12
            3.11   Employee Matters.........................................12
            3.12   Taxes and Governmental Returns and Reports...............15
            3.13   Finder's Fees............................................19
            3.14   Insurance................................................20
            3.15   Securities Law Matters...................................20

ARTICLE 4...................................................................22
      REPRESENTATIONS AND WARRANTIES OF WEATHERFORD.........................22
            4.1    Corporate Matters........................................22
            4.2    Capitalization...........................................23
            4.3    Approvals, Licenses and Authorizations...................23
            4.4    Finder's Fees............................................23
            4.5    Authorization for the Weatherford Shares.................23
            4.6    SEC Documents............................................23
            4.7    Continuation of Company..................................24

ARTICLE 5...................................................................24


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

                                                                           Page
                                                                           ----
      REGISTRATION RIGHTS...................................................24
            5.1    Registration Rights......................................24
            5.2    Procedure................................................25
            5.3    Indemnification..........................................26
            5.4    Termination..............................................27

ARTICLE 6...................................................................27
      ADDITIONAL AGREEMENTS.................................................27
            6.1    Access to Information....................................27
            6.2    Conduct of the Business..................................28
            6.3    Negotiation with Others..................................30
            6.4    Information..............................................30
            6.5    Delivery of Documents....................................30
            6.6    Further Assurances.......................................31
            6.7    Nondisclosure of Proprietary Information.................31
            6.8    Covenant Not to Compete With the Business................32
            6.9    Use of Corporate Name....................................32
            6.10   Release..................................................33
            6.11   Payment of Obligations...................................33
            6.12   HSR Filing...............................................34
            6.13   Shareholder Approval; Voting.............................34
            6.14   Right of First Refusal...................................34

ARTICLE 7...................................................................35
      WEATHERFORD'S AND SUB'S CONDITIONS....................................35
            7.1    Representations, Warranties and Covenants................35
            7.2    Good Standing............................................35
            7.3    Certificates and Instruments of Transfer.................36
            7.4    No Litigation............................................36
            7.5    No Material Adverse Event................................36
            7.6    Other Legal Matters......................................36
            7.7    Licenses, Consents and Approvals.........................36
            7.8    Consents of Third Persons................................36
            7.9    Legal Opinions...........................................36
            7.10   Shareholder Obligations..................................36
            7.11   Liabilities..............................................37
            7.12   Board Approvals..........................................37
            7.13   Stock Exchange Approval..................................37
            7.14   Approvals for Issuance of Weatherford Shares.............37
            7.15   Resolutions..............................................37
            7.16   Williams Technology Royalty Agreement....................37
            7.17   Resignation of Directors and Officers....................37
            7.18   Dissenters' Rights.......................................37
            7.19   Williams Mexico..........................................37
            7.20   Intellectual Property....................................37
            7.21   Excluded Property........................................37
            7.22   Shareholder Agreements...................................37
            7.23   Revenue Canada Clearance Certificate.....................38


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                                                                           Page
                                                                           ----
ARTICLE 8...................................................................38
      SHAREHOLDERS' CONDITIONS..............................................38
            8.1    Representations, Warranties and Covenants................38
            8.2    Purchase Price...........................................38
            8.3    Licenses, Consents and Approvals.........................38
            8.4    No Litigation............................................38
            8.5    Other Legal Matters......................................38
            8.6    Legal Opinions...........................................38
            8.7    Williams Technology Royalty Agreement....................39
            8.8    Stock Exchange Approval..................................39
            8.9    Approvals for Issuance of Weatherford Shares.............39
            8.10   Resolutions..............................................39

ARTICLE 9...................................................................39
      INDEMNIFICATION.......................................................39
            9.1    Indemnification by the Shareholders......................39
            9.2    Indemnification by Weatherford...........................39
            9.3    Procedure................................................40
            9.4    Payment..................................................40
            9.5    Failure to Pay Indemnification...........................40
            9.6    Express Negligence.......................................41
            9.7    Indemnification Limitations..............................41
            9.8    Right of Offset..........................................41
            9.9    Environmental Indemnification by Shareholders............41

ARTICLE 10..................................................................42
      NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS......................42

ARTICLE 11..................................................................42
      TERMINATION...........................................................42
            11.1   Termination..............................................42
            11.2   Liability Upon Termination...............................43
            11.3   Notice of Termination....................................43

ARTICLE 12..................................................................43
      DEFINITIONS OF CERTAIN TERMS..........................................43

ARTICLE 13..................................................................51
      MISCELLANEOUS.........................................................51
            13.1   Shareholder Representative...............................51
            13.2   Negotiated Transaction...................................51
            13.3   Acknowledgment...........................................51
            13.4   Spousal Consent..........................................51
            13.5   Expenses.................................................51
            13.6   Notices..................................................52
            13.7   Specific Performance.....................................53
            13.8   Assignment and Successors................................53
            13.9   Confidentiality Agreement................................53
            13.10  Entire Agreement.........................................53


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                                                                           Page
                                                                           ----
            13.11  Governing Law............................................53
            13.12  Waiver...................................................53
            13.13  Severability.............................................53
            13.14  No Third Party Beneficiaries.............................53
            13.15  Counterparts.............................................54
            13.16  Headings.................................................54
            13.17  Arbitration..............................................54
            13.18  Canadian Laws............................................54


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                     LIST OF DISCLOSURE SCHEDULE SECTIONS

Section 3.1(b) - Jurisdictions of Qualification and Good Standing
Section 3.1(c) - Williams U.S. Capital Stock
Section 3.1(d) - Williams Canada Capital Stock
Section 3.1(e) - Subsidiaries
Section 3.1(f) - Organizational Documents
Section 3.1(g) - Names
Section 3.2(c) - Violations; Conflicts
Section 3.3 - Licenses, Permits etc.
Section 3.4(a) - Transfer of Personal Property
Section 3.4(b) - Real Property
Section 3.4(c) - Intellectual Property
Section 3.4(d) - Bourgoyne Agreements
Section 3.4(e) - Bourgoyne Interests
Section 3.5(a) - Contracts and Commitments
Section 3.6 - Financial Statements
Section 3.7 - Litigation; Examination
Section 3.8 - Adverse Changes or Events
Section 3.9 - Environmental Matters
Section 3.10 - Product Warranties
Section 3.11 - Employee Benefits and Matters
Section 3.12 - Tax Matters
Section 3.14 - Insurance
Section 6.2(l) - Insurance Cancellations
Section 7.21 - Excluded Real Property
Section 12.42 - Known Environmental Losses


                               LIST OF EXHIBITS

Exhibit A - Articles of Merger
Exhibit B - Amended and Restated Bylaws
Exhibit C - Certificate of Merger
Exhibit D - Friday, Eldredge & Clark, L.L.P. Opinion Matters
Exhibit E - Field Atkinson Perraton Opinion Matters
Exhibit F - Fulbright & Jaworski L.L.P. Opinion Matters
Exhibit G - Deloitte & Touche LLP Draft Report
Exhibit H - Waiver of Dissenters' Rights
Exhibit I - Williams Technology Royalty Agreement



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

                     AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 14, 1999, among Williams Tool Co., an Arkansas corporation ("Williams U.S."), the shareholders of Williams U.S. listed on the signature pages hereto (collectively, the "U.S. Shareholders"), the shareholders of Williams Tool Co. (Canada) Inc. (formerly, 598148 Alberta Ltd.), an Alberta, Canada corporation ("Williams Canada", and together with Williams U.S., the "Companies"), listed on the signature pages hereto (collectively, the "Canadian Shareholders", and together with the U.S. Shareholders, the "Shareholders"), Weatherford International, Inc., a Delaware corporation ("Weatherford"), and Weatherford Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Weatherford ("Sub").

                             W I T N E S S E T H :

      WHEREAS, Weatherford is interested in acquiring Williams U.S. through a merger of Sub with and into Williams U.S. pursuant to which the issued and outstanding shares of common stock of Williams U.S. would be converted into shares of Weatherford Common Stock, all upon the terms and subject to the conditions set forth herein (the "Merger");

      WHEREAS, it is intended that the Merger will constitute a reorganization under Section 368(a)(1)(A) of the Code, in accordance with the provisions of
Section 368(a)(2)(E) of the Code, the regulations promulgated thereunder and any comparable provision of applicable state law;

      WHEREAS, the Canadian Shareholders desire to transfer to Weatherford all of the outstanding shares (the "Williams Canada Shares") of Williams Canada Common Stock and Weatherford desires to acquire the Williams Canada Shares in exchange for the Share Consideration, all upon the terms and subject to the conditions set forth herein;

      WHEREAS, it is intended that the Exchange will constitute a reorganization under Section 368(a)(1)(B) of the Code, the regulations promulgated thereunder and any comparable provision of applicable state or provincial law; and

      WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

      NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                        THE MERGER AND RELATED MATTERS

      1.1   Merger.

            (a) Upon the terms and subject to the conditions of this Agreement, including the simultaneous consummation of the transactions set forth in Article 2 hereof, Sub shall be merged with and into Williams U.S. in accordance with the ABCA and the GCLD. Williams U.S. shall be the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall remain "Williams Tool Co." and the Surviving Corporation shall continue its corporate existence under and be organized under and be governed by the ABCA and possess all the rights and assets of Williams U.S. and Sub and be subject to all of the liabilities and obligations of Williams U.S. and Sub in accordance with the provisions of the ABCA. The Merger shall have the effects set forth in the ABCA and the GCLD.

            (b) The Articles of Incorporation and the Bylaws of Williams U.S., in each case as amended and as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation until thereafter amended, except that the Articles of Incorporation of Williams U.S. shall be amended and restated as provided in the Articles of Merger attached as Exhibit A hereto and the Bylaws of Williams U.S. shall be amended and restated as provided in the Amended and Restated Bylaws attached as Exhibit B hereto.

            (c) Immediately following the Effective Time, the authorized and issued capital stock of the Surviving Corporation shall consist of 1,000 shares of common stock, $1.00 par value per share.

            (d) The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation, or as otherwise provided by the ABCA.

      1.2 Closing. Subject to the provisions of Article 7 and Article 8 hereof, the closing of the Merger shall take place at the offices of Fulbright & Jaworski L.L.P., located at 1301 McKinney, Suite 5100, Houston, Texas, at 9:00 a.m. on September 14, 1999, or if any of the conditions set forth in Article 7 or Article 8 hereof have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as Weatherford, Sub, the Shareholders and Williams U.S. shall agree, subject, however, to
Article 11 hereof (the "Closing Date"). Subject to Section 11.2 hereof, failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. The Merger shall be effective when properly executed Articles of Merger in substantially the form attached as Exhibit A hereto (together with any other documents required by law to effectuate the Merger, including the Plan of Merger attached to the Articles of Merger) shall have been filed with the Secretary of State of the State of Arkansas in accordance with the provisions of the ABCA, and a properly executed Certificate of Merger in substantially the form attached as Exhibit C hereto (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of Delaware in accordance with the provisions of the GCLD, which filings shall be made as soon as practical on or after the Closing Date after the conditions set forth in Article 7 and Article 8 hereof have been satisfied or waived.

      1.3   Conversion of Stock.

            (a) Except as provided in this Section 1.3 or in Section 1.5 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Williams U.S. Common Stock or any holder of any shares of Sub Common Stock, each share of Williams U.S. Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive, upon the surrender of the certificates formerly representing such shares pursuant to Section 1.4 hereof, a number of shares of Weatherford Common Stock for each share of Williams U.S. Common Stock equal to (i) $63,900,000 divided by (ii) the product of $36.50 multiplied by 1,600 (the "Merger Conversion Rate"). The number of shares of Weatherford Common Stock issued pursuant to this Section 1.3 is herein called the "Merger Consideration".

            (b) No fractional shares of Weatherford Common Stock shall be issued to any holder of Williams U.S. Common Stock in the Merger. To the extent the application of the Merger Conversion Rate to all shares of Williams U.S. Common Stock held by a U.S. Shareholder would result in a fractional number of shares of Weatherford Common Stock being issued to such holder in the Merger, the number of shares of Weatherford Common Stock issuable to such holder in respect of all such shares in the Merger shall be rounded to the nearest whole number of shares of Weatherford Common Stock.

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            (c) Each share of Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of stock in the Surviving Corporation.

            (d) As of and after the Effective Time, no holder of any certificate that immediately prior to the Effective Time represented shares of Williams U.S. Common Stock shall have any rights as a holder of Williams U.S. Common Stock other than to receive the Merger Consideration.

            (e) The Merger Conversion Rate is based on the assumption that 1,600 shares of Williams U.S. Common Stock will be issued and outstanding immediately prior to the Effective Time and that there will be no options, warrants or other rights to acquire shares of Williams U.S. Common Stock outstanding as of the Effective Time. To the extent there are more than 1,600 shares of Williams U.S. Common Stock issued and outstanding immediately prior to the Effective Time, or any options, warrants or other rights to acquire shares of Williams U.S. Common Stock outstanding immediately prior to the Effective Time, the Merger Conversion Rate shall be reduced by multiplying the Merger Conversion Rate by a fraction the numerator of which shall be 1,600 and the denominator of which shall be the sum of the issued and outstanding shares of Williams U.S. Common Stock and the number of shares of Williams U.S. Common Stock subject to outstanding options, warrants or other rights to acquire shares of Williams U.S. Common Stock immediately prior to the Effective Time.

      1.4 Exchange. At the Closing, the certificates for Williams U.S. Common Stock owned by each U.S. Shareholder shall be surrendered to the Surviving Corporation. Until so surrendered, certificates for shares of Williams U.S. Common Stock shall represent, after the Effective Time, solely the right to receive the Merger Consideration. Share certificates representing the Williams U.S. Common Stock that are surrendered to the Surviving Corporation shall be canceled.

      1.5 Cancellation of Treasury Stock. At the Effective Time, all shares of Williams U.S. Common Stock that are owned directly or indirectly by Williams U.S. as treasury stock shall be canceled without any consideration being payable therefor.

      1.6 Closing of Transfer Books. At the Effective Time, the share transfer books of Williams U.S. shall be closed and no transfers of shares of Williams U.S. Common Stock shall thereafter be made.

      1.7 Reorganization. The parties intend for the Merger to constitute a reorganization under Section 368(a)(1)(A) of the Code, in accordance with the provisions of Section 368(a)(2)(E) of the Code, the regulations promulgated thereunder and any comparable provision of applicable state law.

      1.8 Liabilities Assumed by the Shareholders. Effective immediately prior to the Closing, the Shareholders shall assume all of the Retained Liabilities.

                                   ARTICLE 2

                       REORGANIZATION OF WILLIAMS CANADA

      2.1 Exchange of Williams Canada Shares. On the Closing Date, upon the terms and subject to the conditions contained herein, the Canadian Shareholders shall transfer, assign and convey to Weatherford the Williams Canada Shares, free and clear of all Liens, in exchange for the Share Consideration (the "Exchange").

      2.2 Closing. Subject to the conditions set forth in this Agreement, the closing of the Exchange is conditioned upon and shall occur contemporaneously with the closing of the Merger. Subject to Section 11.2 hereof, failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of and control over the Williams Canada Shares shall pass to Weatherford at the Closing, and title to, ownership of and control over the Share Consideration shall pass to the Canadian Shareholders at the Closing.

      2.3 Share Consideration. In consideration of the transfer to Weatherford of the Williams Canada Shares, on the Closing Date, Weatherford shall issue to the Canadian Shareholders (in such proportions as designated by the Canadian Shareholders at least three Business Days prior to the Closing Date) an aggregate number of shares of Weatherford Common Stock equal to (i) $100,000 divided by (ii) $36.50. The number of shares of Weatherford Common Stock issued pursuant to this Section 2.3 is herein called the "Share Consideration".

      2.4 Exchange. At the Closing, the certificates for Williams Canada Shares owned by each Canadian Shareholder shall be surrendered to the Surviving Corporation in exchange for the Share Consideration.

      2.5 Reorganization. The parties intend for the Exchange to constitute a reorganization under Section 368(a)(1)(B) of the Code, the regulations promulgated thereunder and any comparable provision of applicable state or provincial law.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Each Shareholder, severally and not jointly, with respect to matters pertaining solely to such Shareholder, and each U.S. Shareholder, jointly and severally, with respect to matters pertaining to Williams U.S. and its Subsidiaries, and each Canadian Shareholder, jointly and severally, with respect to matters pertaining to Williams Canada, hereby represents and warrants to Weatherford and Sub as follows:

      3.1   Organizational Matters.

            (a) Williams U.S. is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. Williams Canada is a corporation duly organized, validly existing and in good standing under the laws of the province of Alberta, Canada and is a private company under the Securities Act (Alberta). Each Company is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted.

            (b) Each Company and each Subsidiary is qualified to transact business as a foreign or extra-provincial corporation and is in good standing in the jurisdictions, if any, specified in Section 3.1(b) of the Disclosure Schedule, and, except as set forth in Section 3.1(b) of the Disclosure Schedule, there is no other jurisdiction in which the nature and extent of its businesses or the character of its assets makes such qualification necessary.

            (c) The authorized capital of Williams U.S. consists of 15,000 shares of common stock, no par value, of which 1,600 shares are issued and outstanding (the "Williams U.S. Common Stock"). All issued and outstanding shares of capital stock of Williams U.S. are owned of record by the U.S. Shareholders free and clear of all Liens in the amounts set forth in Section 3.1(c) of the Disclosure Schedule. Such shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive, preferential purchase or other similar rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating Williams U.S. (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of Williams U.S. or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

            (d) The authorized capital of Williams Canada consists of an unlimited number of Class A Shares, Class B Shares and Class C Shares, no par value, of which 100 shares of Class A Shares are issued and outstanding (the "Williams Canada Common Stock"). All issued and outstanding shares of capital stock of Williams Canada are owned of record by the Canadian Shareholders free and clear of all Liens in the amounts set forth in Section 3.1(d) of the Disclosure Schedule. Such shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive, preferential purchase or other similar rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating Williams Canada (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of Williams Canada or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. Subject to obtaining the shareholders' resolutions and the director's approval described in Section 7.15 hereof, the Canadian Shareholders have the absolute right to transfer the Williams Canada Shares to Weatherford. Upon the purchase of the Williams Canada Shares as contemplated by this Agreement, Weatherford will obtain good and valid title to the Williams Canada Shares free and clear of all Liens.

            (e) All of the Subsidiaries and their respective ownership interests are set forth in Section 3.1(e) of the Disclosure Schedule. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization set forth in Section 3.1(e) of the Disclosure Schedule, and is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. All of the outstanding shares in the capital of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person and are owned of record and beneficially by the Companies or the Subsidiaries identified on such schedule as owning such interest free and clear of all Liens (other than restrictions on sales of shares under applicable securities laws). There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating either Company or any Subsidiary (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of such Company or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. Neither Company nor any Subsidiary owns (directly or indirectly) any equity interest or other interest or investment in any corporation, partnership, joint venture, association or other entity or organization, other than the Subsidiaries set forth in Section 3.1(e) of the Disclosure Schedule.

            (f) Set forth in Section 3.1(f) of the Disclosure Schedule is a true, correct and complete copy of the organizational documents of each of the Companies and the Subsidiaries, in each case as in full force and effect on the date hereof.

            (g) No part of the business conducted by either Company or any Subsidiary is conducted in any province, state or commonwealth under any name other than "Williams Tool Co.", "Williams Tool Co. (Canada) Inc.", "J&J Rubber Molding and Supply Company", "Williams Rotating Head" or any other name set forth in Section 3.1(g) of the Disclosure Schedule.

      3.2   Validity of Agreement and Conflict with Other Instruments.

            (a) Each Shareholder that is a trust has been duly formed and is validly existing under the laws of the State of Texas. Each Shareholder that is a natural person is a resident of and domiciled in the State of Arkansas (or, in the case of John Robert Williams and Shane Lee Williams, the State of Texas). Each of the Shareholders (or, in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) has the requisite legal capacity, power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform his or its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Shareholders (or, in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) and is a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The Shareholders (or, in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) have not entered into any other agreement whereby the Williams U.S. Shares or the Williams Canada Shares will be sold, assigned or otherwise transferred to another Person.

            (b) Williams U.S. has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Williams U.S. and is a legal, valid and binding obligation of Williams U.S., enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and (b) by legal and equitable limitations on the availability of specific remedies.

            (c) The execution, delivery and performance of this Agreement by the Shareholders (or, in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) and Williams U.S. and the consummation of the transactions contemplated hereby (i) do not violate any provision of the organizational documents of the Companies or the Subsidiaries, or any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to any Shareholder, either Company or any Subsidiary or any of their respective properties or assets, (ii) except as set forth in Section 3.2(c) of the Disclosure Schedule, do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, may result in a default), or the creation of a Lien pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, mortgage, deed of trust, lease or other agreement to which any Shareholder, either Company or any Subsidiary is a party or to which any of their respective assets are subject, (iii) except for the filing of a premerger notification and report form under the HSR Act and the filing and recordation of Articles of Merger as required by the ABCA and the Certificate of Merger as required by the GCLD, do not require the consent, approval, clearance, waiver, order or authorization of any Person or Governmental Entity that has not been obtained and (iv) conflict with, constitute a breach, violation or termination of any provision of any agreement or contract, whether written or otherwise, to which either Company, any Subsidiary or any Shareholder is a party or by which it or he or any of their respective assets are bound.

            (d) The execution, delivery and performance of this Agreement by the Shareholders and Williams U.S. will not result in the loss of any material license, franchise or permit possessed by either Company or any Subsidiary or give a right of acceleration or termination to any party to any material agreement or other instrument to which either Company or any Subsidiary is a party or by which any of its assets are bound, or the loss of any material right or benefit under such agreement or instrument.

      3.3   Approvals, Licenses and Authorizations.

            (a) Except for the filing of a premerger notification and report form under the HSR Act and the filing and recordation of Articles of Merger as required by the ABCA and the Certificate of Merger as required by the GCLD and the passing of the shareholders' resolutions and the obtaining of the director's approval described in Section 7.15 hereof, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of any Shareholder or either Company to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Shareholders or the Companies and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Williams Canada Shares), or to effect the legality, validity, binding effect or enforceability thereof.

            (b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Companies and the Subsidiaries to carry on their business in the places and in the manner currently conducted have been duly obtained and are in full force and effect and are set forth in Section 3.3 of the Disclosure Schedule. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Shareholders, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Companies and the Subsidiaries have complied in all material respects with all laws, statutes, ordinances, rules, regulations and orders of any Governmental Entity, applicable to their business, and all rules, regulations and orders respecting the provision of services by them.

      3.4   Title to and Condition of Properties.

            (a) The Companies and the Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, all of the personal property reflected on the Financial Statements or used or useful in their business, free and clear of all Liens. Except as set forth in Section 3.4(a) of the Disclosure Schedule, since March 31, 1999, the Companies and the Subsidiaries have not sold, transferred or otherwise conveyed any personal property reflected in the Financial Statements, except for inventory sold, leased, consumed or otherwise disposed of in the ordinary course of business and in accordance with past practice.

            (b) Each parcel of real estate owned or leased by either Company or any Subsidiary (the "Real Estate") is set forth in Section 3.4(b) of the Disclosure Schedule. A Company or a Subsidiary is, and at Closing will be, the sole and exclusive record, legal and equitable owner of all right, title and interest in, and has, and at Closing will have, good and indefeasible record title in fee simple or leasehold, as the case may be, to, and at Closing will be in possession of, the Real Estate, including the buildings, structures and improvements situated thereon and appurtenances thereto, and the Real Estate (i) is free and clear of any Liens, (ii) is not subject to any governmental decree and (iii) is not being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed. Neither Company nor any Subsidiary is in violation of any zoning, land use, public health, fire safety, building code or other similar laws, ordinances and regulations applicable to the Real Estate or to the ownership, occupancy and/or operation thereof, nor does there exist any variances, conditional use permits, waivers or exemptions relating to the Real Estate with respect to any non-conforming use or other zoning or building code matters. Final permanent and unconditional certificates of occupancy and/or use have been duly issued by the applicable Governmental Entity having jurisdiction for all buildings located on the Real Estate. The Companies and the Subsidiaries have all easements and rights necessary to continue operation of the business of the Companies and the Subsidiaries. To the best knowledge of the Shareholders, there is no condition that could result in the termination of current access to or from the Real

Estate to or from any currently existing road or utility servicing the Real Estate. Neither Company nor any Subsidiary has received notice from any insurance company requiring any work or other activity to be performed on or about the Real Estate or requiring or imposing any increases in the premiums of any insurance policy or policies presently covering the Real Estate. All obligations and liabilities of either Company or any Subsidiary, as the case may be, incurred by either Company or any Subsidiary, as the case may be, in connection with the ownership of the Real Estate have been paid or will be paid at or prior to Closing, to the extent that any such obligation or liability is due or owing at or prior to Closing. All leases of real property leased for the use or benefit of either Company or any Subsidiary to which it is a party, and all amendments and modifications thereof, are in full force and effect under their respective terms and there exists no default under the leases by it, nor any event that with notice or lapse of time or both would constitute a default thereunder by it, except as set forth in Section 3.4(b) of the Disclosure Schedule.

            (c) The Companies and the Subsidiaries own and have good and marketable title to, or are licensed or otherwise have the right to use, all Proprietary Information, including, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, applications for any of the foregoing and other proprietary intellectual property rights and computer programs, that are used in or useful to the conduct of the business conducted by the Company and the Subsidiaries (collectively, "Intellectual Property"). The consummation of the transactions contemplated by this Agreement will not result in the loss or restriction of use of any Intellectual Property. Section 3.4(c) of the Disclosure Schedule sets forth all Intellectual Property and other rights for any of the same owned or held by the Companies and the Subsidiaries, together with all registrations and recordings applicable to Intellectual Property. No claims are pending or, to the best knowledge of the Shareholders, threatened that either Company, any Subsidiary and/or any Shareholder is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. Except as set forth in Section 3.4(c) of the Disclosure Schedule and to the best knowledge of the Shareholders, no Person is infringing the rights of the Companies, the Subsidiaries and/or the Shareholders with respect to any Intellectual Property. The Companies or the Subsidiaries own or license all of the Intellectual Property free and clear of all Liens.

            (d) There are no agreements or arrangements that exist between Williams U.S. (or any of its affiliates) and Bourgoyne, except as set forth in
Section 3.4(d) of the Disclosure Schedule.

            (e) Bourgoyne has no claims, rights to receive royalties or payments or other rights with respect to, or interests in, any of the Intellectual Property or any other asset that is owned, leased or licensed to Williams U.S. or in which Williams U.S. has an interest, except as set forth in Section 3.4(e) of the Disclosure Schedule.

            (f) All of the assets used or necessary for the conduct of the business currently conducted by the Companies and the Subsidiaries are, or will by the Closing be, owned by them or leased by them under valid leases. The conduct of the business currently conducted by the Companies and the Subsidiaries in the ordinary course is not dependent on the right to use the property of others.

      3.5   Contracts and Commitments.

            (a) Except as set forth in Section 3.5(a) of the Disclosure Schedule, neither Company nor any Subsidiary is a party to or bound by: (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $25,000 (other than purchase orders in the ordinary course of business for materials necessary for the Companies and the Subsidiaries); (ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than cost to the Companies and the Subsidiaries of producing such goods or providing such services; (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment; (iv) any agreement or obligation with any Shareholder or any Affiliate of either Company or any Subsidiary; (v) any Debt Obligations; (vi) any labor union, management service, employment, consulting or other similar type contract or agreement;
(vii) any agreement, contract or commitment that would limit the freedom of Weatherford or any Affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the assets of the Companies and the Subsidiaries or to compete with any Person or to engage in any business or activity in any geographic area; (viii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Companies and the Subsidiaries, not cancelable by the Companies and the Subsidiaries, without penalty to the Companies and the Subsidiaries, within 30 calendar days;
(ix) any agreement or contract obligating the Companies and the Subsidiaries or that would obligate or require any subsequent owner of the Companies and the Subsidiaries to provide for indemnification or contribution with respect to any matter; (x) any sales, distributorship, agency or similar agreement relating to the products sold or services provided by the Companies and the Subsidiaries;
(xi) any license, royalty or similar agreement; or (xii) any other agreement, contract or commitment that might reasonably be expected to be material to the Companies and the Subsidiaries or their business.

            (b) Neither Company nor any Subsidiary is in breach of any provision of, or in default (and the Shareholders have no knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under, the terms of any of the contracts or agreements listed in Section 3.5(a) of the Disclosure Schedule. All of the contracts and agreements set forth in Section 3.5(a) of the Disclosure Schedule are in full force and effect. The Shareholders are not aware of any pending or threatened disputes with respect to any of the contracts or agreements set forth in Section 3.5(a) of the Disclosure Schedule.

            (c) The enforceability of the contracts and agreements set forth in
Section 3.5(a) of the Disclosure Schedule will not be affected in any material respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (d) Except for the Nelson Note and intercompany indebtedness, neither Company nor any Subsidiary is indebted to any Shareholder or any Affiliate of any Shareholder.

      3.6 Financial Statements. Attached as Section 3.6 of the Disclosure Schedule are true, correct and complete copies of (a) certain financial statements of each Company and its respective Subsidiaries as of and for the years ended December 31, 1998 and December 31, 1997 (collectively, the "Annual Financial Statements"), and (b) certain financial statements of each Company and its respective Subsidiaries as of and for the three-month period ended March 31, 1999 (collectively, the "Interim Financial Statements" and together with the Annual Financial Statements, the "Financial Statements"). Subject to the last sentence of this Section 3.6, the Financial Statements (a) fairly present the financial position of each Company and its respective Subsidiaries as of their respective dates and the results of operations of such Company and its Subsidiaries for the periods indicated therein, (b) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by the Financial Statements, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes, and (c) have not been rendered untrue, incomplete or unfair as representations of the financial condition of such Company and its Subsidiaries by events subsequent to the date of the Financial Statements. As of the date of this Agreement, neither Company nor any Subsidiary has any liability of any kind or matter, either direct, accrued, absolute or otherwise, that is not reflected or disclosed in the Financial Statements. Except as set forth in Section 3.6 of the Disclosure Schedule, all accounts receivable represented in the Financial Statements were generated in the ordinary course of business and, to the best knowledge of the Shareholders, are fully collectible net of reserves for doubtful accounts.

      3.7 No Litigation. Except as set forth in Section 3.7 of the Disclosure Schedule, there is no action, suit, claim, judgment, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the best knowledge of the Shareholders, threatened against or affecting the Shareholders, either Company or any Subsidiary, at law or in equity, before or by any Governmental Entity and, to the best knowledge of the Shareholders, no basis exists for any such action, suit, claim, investigation or proceeding.

      3.8 No Adverse Changes or Events. Since March 31, 1999, the Companies and the Subsidiaries have been consistently operated only in the ordinary course, and there has not been: (a) except as set forth in Section 3.8 of the Disclosure Schedule, any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of either Company or any Subsidiary or any occurrence, circumstance or combination thereof that might reasonably be expected to have a Material Adverse Effect on either Company or any Subsidiary before or after the Closing; (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting either Company or any Subsidiary; (c) except as set forth in Section
3.8 of the Disclosure Schedule, any increase in the compensation or rate of compensation or commissions or bonuses payable or to become payable by either Company or any Subsidiary to any of their respective employees that is not consistent with past practice, any payment or accrual of, or commitment with respect to, any bonus plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement; (d) except as set forth in Section 3.8 of the Disclosure Schedule, any sale, assignment, transfer or other disposition or lapse of any Intellectual Property or disclosure to any Person (other than employees of either Company or any Subsidiary in the scope of their employment) of any Intellectual Property; (e) except as set forth in Section 3.8 of the Disclosure Schedule, any cancellation or compromise of any claims, or any waiver of any other rights relating to either Company or any Subsidiary, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, of either Company or any Subsidiary (other than sales of inventory in the ordinary course of business); (f) any change in either Company's or any Subsidiary's method of accounting for financial, Tax or other purposes or any increase in the carrying value of the assets; (g) any revaluation by either Company or any Subsidiary of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (h) any entry by either Company or any Subsidiary into any commitment or transaction that would be material to it not otherwise in the ordinary course of business; (i) any declaration, setting aside or payment of any dividends or distributions in respect of the Williams U.S. Common Stock or the Williams Canada Common Stock or any redemption, purchase or other acquisition of any of its securities, other than as set forth in Section 3.8 of the Disclosure Schedule; (j) any increase in indebtedness of borrowed money other than borrowing under any existing credit facilities; (k) any granting of a security interest or Lien on any property or assets of either Company or any Subsidiary other than (A) Liens for taxes not due and payable and (B) inchoate mechanics, warehousemen's and other statutory Liens incurred in the ordinary course of business; or (l) except as set forth in
Section 3.8 of the Disclosure Schedule, any action taken or omitted to be taken that would have been prohibited under Section 6.2 hereof had such action been taken or omitted to be taken after the date hereof.

      3.9   Environmental Matters.

            (a) Except as set forth in Sections 3.9 and 12.42 of the Disclosure Schedule, to the best knowledge of the Shareholders, the Companies and the Subsidiaries have at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity, except where the failure to so operate in compliance would not result in any material liability, contingent or otherwise, to Weatherford, its Affiliates, either Company or any Subsidiary.

            (b) There are no existing, pending or, to the best knowledge of the Shareholders, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against either Company, any Subsidiary or any of their respective assets that pertain or relate to (i) any obligations or liabilities, contingent or otherwise, under any applicable Environmental Law, (ii) violations of any Environmental Law or (iii) personal injury or property damage claims relating to the use, release or disposal of Hazardous Materials.

            (c) All Environmental Permits required to be obtained or filed by the Companies and the Subsidiaries under all applicable Environmental Laws in connection with its operation or use of the assets or properties or the conduct of its business have been duly obtained or filed and are in full force and effect and will remain in full force and effect following the consummation of the transactions contemplated by this Agreement, except where the failure to do so would not require any Company or any Subsidiary to cease or modify its business operations or any portion thereof or cause any Company or Subsidiary to incur expenses in excess of $25,000.

            (d) Neither Company, any Subsidiary, nor any of their respective Affiliates has received notice that any Environmental Permit is to be revoked or suspended by any Governmental Entity and neither Company nor any Subsidiary is currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under, or pertaining to matters regulated by, any Environmental Law.

            (e) Except as set forth in Section 3.9 of the Disclosure Schedule, to the best knowledge of the Shareholders, neither Company nor any Subsidiary owns or operates any underground storage tanks or has polluted with any Hazardous Materials the soil or groundwater of any past or present owned or leased premises of the Company.

            (f) No portion of the assets or properties currently or previously leased or owned by either Company or any Subsidiary is part of any type of site designated as an environmental site under applicable law or is part of a decontamination schedule or plan of any Governmental Authority.

            (g) Except as set forth in Section 3.9 of the Disclosure Schedule, to the best knowledge of the Shareholders, all Waste Materials generated by either Company or any Subsidiary have been transported, stored, treated and disposed of in compliance with all applicable Environmental Laws, except for such matters that would not result in any liability, contingent or otherwise, to either Company, any Subsidiary, Weatherford or any of their respective Affiliates.

            (h) Except as set forth in Section 3.9 of the Disclosure Schedule, to the best knowledge of the Shareholders, no Person has disposed or released any Hazardous Materials on or under any asset or property currently or previously leased or owned by either Company or any Subsidiary and neither Company nor any Subsidiary has disposed or released Hazardous Materials on or under the assets or properties currently or previously leased or owned by it.

            (i) None of the assets or properties of either Company or any Subsidiary is encumbered by a Lien arising or imposed under Environmental Laws.

            (j) Except for the Known Environmental Losses identified in Section
12.42 of the Disclosure Schedule, there are no existing or, to the best knowledge of the Shareholders, proposed requirements under Environmental Laws that will require either Company or any Subsidiary to make capital improvements to its assets or properties or make other expenditures subsequent to the Closing to remain in compliance with Environmental Laws.

            (k) No notice or other filing, consent or approval is required under any Environmental Law as a prerequisite to the consummation of the transactions contemplated by this Agreement.

            (l) The Shareholders have provided Weatherford copies of all environmental audits, assessments or other evaluations of either Company, any Subsidiary or any of their respective assets or properties.

            (m) Except as set forth in Section 3.9 of the Disclosure Schedule, to the best knowledge of the Shareholders, no facts or circumstances exist that could reasonably be expected to result in any material liability to any Person with respect to the current or past business and operations of either Company or any Subsidiary or the assets or properties currently or previously leased or owned by either Company or any Subsidiary in connection with (i) any release, transportation or disposal of any Hazardous Materials or (ii) action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law, except for such matters that would not result in any liability, contingent or otherwise, to Weatherford, its Affiliates, either Company or any Subsidiary.

      3.10 Warranties and Product Liability. Except for (a) warranties implied by law and (b) warranties disclosed in Section 3.10 of the Disclosure Schedule, neither Company nor any Subsidiary has given or made any warranties in connection with the sale or rental of goods or services on or prior to the Closing, including, without limitation, warranties covering the customer's consequential damages. The Shareholders have no knowledge of any state of facts or the occurrence of any event forming the basis of any present claim against either Company or any Subsidiary with respect to warranties relating to products manufactured, sold, rented or distributed by it, or services performed by or on behalf of it on or prior to the Closing. The Shareholders have provided to Weatherford all information relating to any known or alleged design or other defect with respect to the products manufactured, sold or rented by either Company or any Subsidiary, and set forth in Section 3.10 of the Disclosure
Schedule is a list and brief description of each such design or other defect.

      3.11  Employee Matters.

            (a) Section 3.11 of the Disclosure Schedule contains a true, complete and accurate list of each director, consultant to either Company or any Subsidiary and each person employed by either Company or any Subsidiary, together with such individual's title or job description and date of hire by such Company or Subsidiary, and, for each Company or Subsidiary employee who is compensated on a salaried basis, such individual's salary, the last date of increase of his or her salary and his or her incentive compensation arrangements with such Company or Subsidiary. As of the date immediately prior to the date hereof, neither Company nor any Shareholder has received notification that any of the current employees of either Company or any Subsidiary presently plans to terminate his or her employment during the 12 months following the date of this Agreement, whether by reason of the transactions contemplated by this Agreement or otherwise; provided, however, that although each Shareholder has no knowledge that any such employee plans to terminate his or her employment, no Shareholder warrants or represents that any such employee will remain employed for any specified period following the Closing.

            (b) Except as and to the extent set forth in Section 3.11 of the Disclosure Schedule, (i) there is no labor strike, work stoppage, lockout or material dispute or material slowdown pending or, to the best knowledge of the Shareholders, threatened against either Company or any Subsidiary, and there has not been any such action during the last three years; (ii) neither Company nor any Subsidiary is a party to or bound by any (A) collective bargaining or similar agreement with any labor organization or (B) written work rules or practices agreed to with any labor organization or employee association applicable to employees of either Company or any Subsidiary; (iii) no employee of either Company or any Subsidiary is represented by any labor organization and, to the best knowledge of the Shareholders, there are no current union organizing activities among the employees of either Company or any Subsidiary; and (iv) there are no material written personnel policies, rules or procedures applicable to employees of either Company or any Subsidiary.

            (c) Except as and to the extent set forth in Section 3.11 of the Disclosure Schedule (i) the Companies and the Subsidiaries are, and during the last three years have been, in material compliance with all applicable laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and has not engaged in any unfair labor practices as defined in the National Labor Relations Act; (ii) there is no unfair labor practice charge or complaint against either Company or any Subsidiary pending or, to the best knowledge of the Shareholders, threatened before the National Labor Relations Board or any similar state or foreign agency; (iii) no charges with respect to or relating to either Company or any Subsidiary are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (iv) no Company, Subsidiary or Shareholder has received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to either Company or any Subsidiary and no such investigation is in progress; and (v) there are no complaints, lawsuits or other proceedings pending or, to the best knowledge of the Shareholders, threatened in any forum against either Company or any Subsidiary by or on behalf of any present or former employee of either Company or any Subsidiary, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract of employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

            (d) During the last four years, neither Company nor any Subsidiary has effectuated (i) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of either Company or any Subsidiary; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of either Company or any Subsidiary; and neither Company nor any Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. No employees of either Company or any Subsidiary has suffered an "employment loss" (as defined in the WARN Act) during the past six months.

            (e) Section 3.11 of the Disclosure Schedule contains a true, complete and accurate list of all Company Benefit Plans. The Shareholders shall have made, or shall have caused the Companies and Subsidiaries to make, available to Weatherford prior to Closing, as applicable, true, complete and correct copies of all plan documents, summary plan descriptions, financial statements, funding vehicles, agreements pursuant to which either Company or any Subsidiary may be obligated to indemnify any Person, determination letters issued by the Service and filings with all applicable governmental agencies for the past three years relating to the foregoing Company Benefit Plans.

            (f) No Company, Subsidiary or any Person, whether or not incorporated, that was at any time during the past six years treated as a single employer together with either Company or any Subsidiary has ever maintained, contributed to, had an obligation to contribute to, or incurred any liability with respect to, any employee benefit plan (within the meaning of Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

            (g) Each Company Benefit Plan (i) has been operated and administered in all respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code,(ii) is in compliance with all registration, reporting and disclosure requirements of all applicable laws, (iii) has had all appropriate filings filed timely for each year of its existence, if required,
(iv) has at all times complied with any bonding requirements of ERISA or other applicable law, (iv) has been properly funded and (v) to the best knowledge of the Shareholders, has no controversy pending with any Governmental Entity, nor any controversy resolved adversely to either Company, any Subsidiary or any of their respective Affiliates, that may subject Weatherford, either Company or any Subsidiary to the payment of any penalty, interest, tax or other obligation.

            (h) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as termination of employment) will (i) entitle any current or former employee of either Company or any Subsidiary to severance pay from either Company or any Subsidiary, or any other payment under a Company Benefit Plan, (ii) except as set forth in Section 3.11 of the Disclosure Schedule, accelerate the time of payment or vesting of benefits under an Company Benefit Plan or (iii) increase the amount of compensation due any such employee by either Company or any Subsidiary.

            (i) Except as set forth in the Company Benefit Plans identified in
Section 3.11 of the Disclosure Schedule, no Company, Subsidiary or any of their respective Affiliates provides employee post-retirement medical or health coverage for any employee of either Company or any Subsidiary or contributes to or maintains any employee welfare benefit plan that provides for health benefit coverage following termination of employment of any employee of either Company or any Subsidiary, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or a similar state law, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

            (j) No Company, Subsidiary or any of their respective Affiliates, any officer or partner of either Company, any Subsidiary or any of their respective Affiliates or any of the Company Benefit Plans, including the pension plans of either Company or any Subsidiary, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in any prohibited transaction or act or any other breach of fiduciary responsibility that could subject either Company, any Subsidiary or Weatherford as the successor to the Companies to any Tax or penalty or to any liability under any applicable law or regulation.

            (k) Each Company Benefit Plan may be unilaterally amended or terminated by the appropriate Company or Subsidiary or Weatherford without liability to either Company, any Subsidiary or Weatherford on or at any time after the Closing.

            (l) Except as set forth in Section 3.11 of the Disclosure Schedule, with respect to each Company Benefit Plan that is a welfare benefit plan (as defined in Section 3(1) of ERISA), all claims incurred (including claims incurred but not reported) by employees thereunder as of the Closing for which either Company or any Subsidiary is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization pursuant to which such organization bears the liability for such claims or (iii) are reflected as a liability or accrued for on the Financial Statements.

            (m) Any liabilities of either Company or any Subsidiary with respect to future obligations related to pension liabilities have been reflected in the Financial Statements.

            (n) All contributions required to have been made as of the Closing to the Company Benefit Plans pursuant to their terms and applicable law have been timely made.

            (o) The terms of all Company Benefit Plans that are intended to qualify under Section 401(a) of the Code (i) have been determined by the Service to qualify under Section 401(a) of the Code or (ii) are such that the applicable remedial amendment periods under Section 401(b) of the Code will not have expired prior to the Closing. To the best knowledge of the Shareholders, no event or circumstance has occurred that could cause the Service to disqualify any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code.

            (p) There is no litigation, action, proceeding, audit, examination or claim pending, or to the best knowledge of the Shareholders, threatened or contemplated relating to any Company Benefit Plan (other than routine claims for benefits).

            (q) There has been no partial termination of any Company Benefit Plan within the meaning of Section 411(d)(3) of the Code.

            (r) No Person has engaged in a transaction that could result in the imposition upon either Company or any Subsidiary of a civil penalty under Sections 409 or 502(i) of ERISA or a Tax under Sections 4971, 4972, 4975, 4976, 4980, 4980B or 6652 of the Code, and no fact or event exists that could give rise to any such liability.

            (s) No employee pension benefit plan as defined in Section 3(2) of ERISA that is maintained or contributed to by either Company, any Subsidiary or any ERISA Affiliate had an accumulated funding deficiency as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing.

            (t) No Company, Subsidiary or any Person that was at any time during the six-year period ending on the date of this Agreement an ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a multiemployer plan, as defined in Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

            (u) No Company, Subsidiary or ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied (other than liability to the PBGC for the payment of premiums pursuant to Section 4007 of ERISA). No condition exists for which the PBGC is authorized to seek from either Company, any Subsidiary or an ERISA Affiliate a late payment charge under
Section 4007(b) of ERISA. No condition exists that presents a risk that either Company, any Subsidiary or an ERISA Affiliate will incur any liability under Title IV of ERISA (other than liability to the PBGC for the payment of premiums pursuant to Section 4007 of ERISA).

      3.12  Taxes and Governmental Returns and Reports.

            (a) Except as set forth in Section 3.12 of the Disclosure Schedule, all Tax Returns of or relating to any Tax that are required to be filed (taking into account any applicable extensions) on or before the Closing Date for, by, on behalf of or with respect to either Company or any Subsidiary, including, but not limited to, those relating to the income, business, operations or property of either Company or any Subsidiary and those that include or should include either Company or any Subsidiary (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will be timely filed with the appropriate foreign, federal, provincial, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns have been or will be paid in full on or before their respective due dates. The Shareholders have provided, or shall have caused the Companies to provide, Weatherford or its representatives complete and accurate copies of all such Tax Returns and all examination or audit reports, closing agreements and statements of deficiencies, if any, relating to such Tax Returns.

            (b) All such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns.

            (c) Except as set forth in Section 3.12 of the Disclosure Schedule, neither Company nor any Subsidiary is under audit or examination by any foreign, federal, provincial, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against either Company or any Subsidiary or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against either Company or any Subsidiary with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

            (d) All Taxes due and owing or claimed to be due and owing from or against either Company or any Subsidiary on or before the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of either Company or any Subsidiary) have been or will be timely paid in full on or before the Closing Date.

            (e) All withholding Tax and Tax deposit requirements imposed on either Company or any Subsidiary for any and all periods ending on or before the Closing Date, or through and including the Closing Date for periods that have not ended on or before the Closing Date, have been or will be timely satisfied in full on or before the Closing Date.

            (f) Except as set forth in Section 3.12 of the Disclosure Schedule, neither Company nor any Subsidiary has requested, nor has any Person requested on its behalf, any extension of time within which to file any Tax Return in respect of any taxable period that has not since been filed.

            (g) Neither Company nor any Subsidiary has any liability for any Taxes of any other Person under Treasury Regulation ss. 1.1502-6 or similar provision of state, local, foreign, federal, provincial or other applicable law, by contract or as transferor or successor or otherwise.

            (h) Except as set forth in Section 3.12 of the Disclosure Schedule, no power of attorney has been granted with respect to any matter relating to either Company or any Subsidiary that is currently in force.

            (i) Neither Company nor any Subsidiary has made any payments or provided any benefits, is obligated to make any payments or provide any benefits or is a party to any contract or other arrangement that will result, separately or in the aggregate, in an obligation to make any payments or provide any benefits that will not be deductible under Section 280G or Section 162 of the Code.

            (j) Neither Company nor any Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by either Company or any Subsidiary.

            (k) No property of either Company or any Subsidiary is property that either Company, any Subsidiary or any Person is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect before amendment by the Tax Reform Act of 1984 or the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

            (l) Neither Company nor any Subsidiary has issued any debt obligations, and no assets of either Company or any Subsidiary directly or indirectly secures any debt, the interest on which is exempt from federal income Tax under Section 103 or Section 141-150 of the Code.

            (m) Neither Company nor any Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code.

            (n) Neither Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

            (o) Upon receipt of the Revenue Canada Clearance Certificate, Weatherford is not required under any provision of applicable Tax law to withhold any amounts otherwise payable to the Shareholders under this Agreement.

            (p) The Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

            (q) To the best knowledge of the Shareholders, there is no basis for any reassessment of Tax of either Company or any Subsidiary and there have been no special assessments on any assets of either Company or any Subsidiary.

            (r) Neither Company nor any Subsidiary is a party to any Tax allocation or Tax sharing agreement.

            (s) Except as set forth in Section 3.12 of the Disclosure Schedule, neither Company nor any Subsidiary is or has been a member of any affiliated, consolidated, combined, unitary or similar group for Tax purposes.

            (t) All consolidated, affiliated, combined, unitary or similar groups or fiscal unities of which either Company or any Subsidiary is or has been a party have duly fulfilled, in a timely and accurate manner, all obligations to any foreign, federal, provincial, state or local authority for all periods or portions thereof up to and including the Closing Date, and adequate provisions for payment of all Taxes, including all obligations regarding the termination of any consolidated, affiliated, combined, unitary or similar groups or fiscal unities of which either Company or any Subsidiary is or has been a party, have been made.

            (u) During the current fiscal year and for the five previous fiscal years, neither Company nor any Subsidiary has been a party to a transaction intended to be treated as a reorganization under Section 368 of the Code or a distribution under Section 355 of the Code and neither Company nor any Subsidiary has claimed or been granted exemptions from Taxes in connection with any such reorganization or distribution. Any such reorganization or distribution involving either Company or any Subsidiary that was consummated before the Closing Date will not give rise to the assessment or payment of Taxes after the Closing Date.

            (v) No special agreements, rulings or compromises have been entered into between either Company or any Subsidiary and any foreign, federal, provincial, state or local authority regarding the assessment or payment of Taxes.

            (w) Neither Company nor any Subsidiary owns any interest in real property in any jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property.

            (x) Williams U.S. has made a valid election under subchapter S of the Code to which all Persons required to give their consent to such election (including, but not limited to, to the extent necessary, each such Person's spouse) gave their consent and such election became effective on July 1, 1982.

            (y) Williams U.S. is, and has been since July 1, 1982, an S corporation (as defined in Section 1361 of the Code).

            (z) On and following July 1, 1982 (the date Williams U.S.'s S corporation election became effective) and through the date hereof,

                  (i) the only authorized and outstanding shares of capital stock of Williams U.S. have been Williams U.S. Common Stock;

                  (ii) no Person other than an individual or a trust described in Section 1361(c)(2) of the Code has been the record or beneficial owner of Williams U.S. Common Stock (or any interest therein);

                  (iii) not more than 35 individuals have been the record or beneficial owners of Williams U.S. Common Stock (or any interest therein) at any time;

                  (iv) no Person who has been the record or beneficial owner of any Williams U.S. Common Stock (or any interest therein), or such Person's spouse, has been a nonresident alien within the meaning of Section 1361(b)(1)(C) of the Code or a dual resident taxpayer within the meaning of Treas. Reg. ss. 301.7701(b)-7(a)(1);

                  (v) Williams U.S. has not been an "ineligible corporation" within the meaning of Section 1361(b)(2) of the Code;

                  (vi) Williams U.S. has not issued or entered into any restricted stock, deferred compensation or profit-sharing plans, call options, warrants or similar instruments with respect to its stock, stock appreciation rights, convertible debt instruments, stock-based employee incentive plans or other similar instruments, obligations or arrangements;

                  (vii) Williams U.S. has not issued or entered into any indebtedness other than indebtedness that constitutes "straight debt" within the meaning of Section 1361(c)(5) of the Code and Treas. Reg. ss. 1.1361-1(l)(5);

                  (viii) neither Williams U.S. nor any Person who has been the record or beneficial owner of any Williams U.S. Common Stock (or any interest therein) has entered into any binding agreements relating to rights to distributions or liquidation proceeds in respect of Williams U.S. Common Stock, or any other agreement with respect to Williams U.S. Common Stock, including, but not limited to, buy-sell agreements, agreements restricting the transferability of Williams U.S. Common Stock or redemption agreements; and

                  (ix) Williams U.S. has not acquired the assets of any other corporation in a transaction described in Section 381(a) of the Code.

            (aa) Neither Williams U.S. nor any Subsidiary has owned any stock (including any instrument or interest that constitutes stock for United States federal income tax purposes) of any corporation or entered into any partnership, joint venture, marketing or other similar contract or arrangement with any person, in each case where such ownership or arrangement would invalidate Williams U.S.'s status as an S corporation (as defined in Section 1361 of the Code) or J&J Rubber's status as a qualified subchapter S subsidiary under Section 1361(b) of the Code.

            (bb) Section 3.12 of the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by either Company and each Subsidiary.

            (cc) J&J Rubber made a valid election under subchapter S of the Code to which all Persons required to give their consent to such election (including, but not limited to, to the extent necessary, each such Person's spouse) gave their consent, such election became effective on May 19, 1986 (the date of incorporation of J&J Rubber), and from and including May 19, 1986 (the date of incorporation of J&J Rubber) through and including February 28, 1999, J&J Rubber was an S corporation (as defined in Section 1361 of the Code) for federal income tax purposes.

            (dd) Williams U.S. has properly and timely made the election and all other required filings to qualify J&J Rubber as a qualified subchapter S subsidiary under Section 1361(b) of the Code. Such election became effective on March 1, 1999. J&J Rubber is, and has been since March 1, 1999, a qualified subchapter S subsidiary under Section 1361(b) of the Code.

            (ee) Neither Williams U.S. nor J&J Rubber has been subject to the tax imposed under Section 1374 of the Code. Neither Williams U.S. nor J&J Rubber will be subject to the Tax imposed under Section 1374 of the Code as a result of the consummation of the transactions contemplated by this Agreement.

            (ff) The consummation of the transactions contemplated by this Agreement, which will result in the termination of Williams U.S.'s status as an S corporation (as defined in Section 1361 of the Code) and J&J Rubber's status as a qualified subchapter S subsidiary under Section 1361(b) of the Code, will not result in any income or gain being recognized by Williams U.S. or J&J Rubber for periods or portions thereof ending on or before the Closing Date.

            (gg) Williams U.S., John Robert Williams, Shane Lee Williams and Vinson Dean Williams have properly and timely made the election and all other required filings to treat Williams Mexico as a partnership for United States federal income tax purposes. Such election became effective on September 1, 1998. Williams Mexico is treated, and has been treated since September 1, 1998, as a partnership for United States federal income tax purposes.

      3.13 Finder's Fees. Except for investment banking fees and expenses payable pursuant to the Morgan Stanley Agreement, no Company, Shareholder or Affiliate thereof has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. Except as provided for in Section 13.5 hereof, the Shareholders agree to jointly and severally indemnify and hold Weatherford and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by either Company, any Shareholder or any of their respective Affiliates with respect to any such fee, commission or expense.

      3.14 Insurance. Section 3.14 of the Disclosure Schedule sets forth all existing insurance policies held by either Company or any Subsidiary relating to the business, assets, employees or agents of either Company or any Subsidiary. Each such policy is in full force and effect and is with reputable insurance carriers. There is no dispute with respect to such policies and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements. All retroactive premium adjustments for any period ended on or before March 31, 1999, under any worker's compensation policy or any other insurance policies of either Company or any Subsidiary, for which such Company or Subsidiary has received notice, have been recorded in accordance with GAAP and are reflected in the Financial Statements. None of such policies will terminate as a result of the transactions contemplated by this Agreement.

      3.15  Securities Law Matters.

            (a) Each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) recognizes and understands that the Weatherford Shares (the "securities") will not, except as expressly provided in Article 5 hereof, be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws that are predicated, in part, on the representations, warranties and agreements of the Shareholders contained herein.

            (b) Each of the Shareholders represents and warrants that (i) such Shareholder is (x) an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act and is not relying on a financial advisor in connection with his or its participation in the transactions contemplated hereby, or (y) the Purchaser Representative is such Shareholder's "purchaser representative" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act in connection with evaluating the merits and risks of this Agreement, the transactions contemplated hereby and an investment in the Weatherford Shares and the suitability thereof as an investment therefor, (ii) such Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder), individually or together with the Purchaser Representative, has such knowledge and experience in financial, investment and business matters, such experience being based on actual participation therein, that such Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder), individually or together with the Purchaser Representative, is capable of evaluating the merits and risks of this Agreement, the transactions contemplated hereby and an investment in the Weatherford Shares and the suitability thereof as an investment therefor, (iii) the Weatherford Shares will be acquired for his or its own account solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) such Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder), individually or together with the Purchaser Representative, has reviewed such Shareholder's financial condition and commitments, and such Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder), individually or together with the Purchaser Representative, is satisfied that such Shareholder has adequate means and providing for such Shareholder's financial needs and reasonably forseeable contingencies, has no present or anticipated need to dispose of all or any portion of his or its interest in the Weatherford Shares to satisfy any existing or currently contemplated undertaking, need or indebtedness, and has assets or sources of income that, taken together, are sufficient so that such Shareholder can bear the risk of the loss of his or its entire investment in the Weatherford Shares, (v) such Shareholder has no plan or intention to sell, exchange or otherwise dispose of his or its interest in the Weatherford Shares in violation of the securities laws, (vi) such Shareholder is (x) a natural person whose residence and domicile are in the State of Arkansas (or, in the case of Shane Lee Williams, the State of Texas) or (y) a trust duly formed and validly existing under the laws of the State of Texas and (vii) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of Weatherford or as to the value of the Weatherford Shares. Each Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) understands that such Shareholder must bear the economic risks of such Shareholder's investment in the Weatherford Shares for an indefinite period of time. If such Shareholder is relying upon the Purchaser Representative in such connection, the Purchaser Representative has disclosed to such Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) any material relationship between himself and his Affiliates and either Company, any Subsidiary, any other Shareholder, any trustee acting for and on behalf of a Shareholder that is a trust, Weatherford or any of their respective Affiliates during the past two years or currently contemplated and any compensation received or to be received as a result of such relationship. Each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) understands that Weatherford is not under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as expressly set forth in Article 5 hereof.

            (c) Each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) has had the opportunity to consult with his or its own counsel in regard to the securities laws and is fully aware (i) of the circumstances under which such Shareholder is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) has been advised by his or its counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) acknowledges that Weatherford is relying upon the truth and accuracy of the representations and warranties in this Section 3.15 by each of the Shareholders in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

            (d) Weatherford has furnished the Shareholders' legal counsel with the SEC Documents, a summary description of the terms of the Weatherford Common Stock and a summary description of any material written information concerning the transactions contemplated hereby that has been provided to each Shareholder that is an "accredited investor" but has not been provided to the other Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder). The Shareholders' legal counsel has provided each Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) and the Purchaser Representative with the SEC Documents and such summary descriptions. Each Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) and the Purchaser Representative have reviewed copies of the SEC Documents and such summary descriptions and have attended one or more meetings at which representatives of the Companies and the Shareholders' legal counsel have made presentations concerning this Agreement and the transactions contemplated hereby (all such written materials, including this Agreement and the Exhibits and Schedules hereto, and such presentations are hereinafter referred to as the "Disclosure Information") and no person has made any representations or warranties of any kind or nature to induce such Shareholder to enter into this Agreement except as set forth in the written Disclosure Information. Weatherford has made available to each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) and the Purchaser Representative the opportunity to ask questions of, and receive answers from, its representatives concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information that they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Shareholders' legal counsel and the Purchaser Representative as set forth herein or for the purpose of considering the transactions contemplated hereby. Weatherford has offered to make available to each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) and the Purchaser Representative upon request at any time all exhibits filed by Weatherford with the Commission as part of any of the reports filed therewith.

            (e) Each Shareholder, individually or together with the Purchaser Representative, and the Purchaser Representative have made an independent investigation of the pertinent facts relating to the transactions contemplated hereby, have reviewed carefully the terms of this Agreement and the information furnished to such Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) and the Purchaser Representative (including the Disclosure Information) to the extent each such person deems necessary to be fully informed with respect thereto and understand the nature of an investment in the Weatherford Shares.

            (f) Each of the Shareholders agrees that the certificates representing the Weatherford Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS

      NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Each of the Shareholders (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) understands and agrees that appropriate stop transfer notations will be placed in the records of Weatherford and with its transfer agents in respect of the securities that are to be issued to the Shareholders. Weatherford agrees that any Weatherford Shares sold pursuant to an effective registration statement, including a registration statement filed pursuant to Article 5 hereof, shall have the above legend removed to permit the closing of the sale within three Business Days of written notice of the sale and certification by the selling Shareholder that the sale was made pursuant to the plan of distribution described in the registration statement and the prospectus delivery requirements under the Securities Act were fully complied with in connection with the sale.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF WEATHERFORD

      Weatherford hereby represents and warrants to the Shareholders as follows:

      4.1 Corporate Matters. Each of Weatherford and Sub is a corporation validly existing and in good standing under the laws of Delaware. Each of Weatherford and Sub has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of Weatherford and Sub and is a legal, valid and binding obligation of each of Weatherford and Sub, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement by each of Weatherford and Sub and the consummation of the transactions contemplated hereby by Weatherford and Sub will not violate any provision of, or constitute a default under, any contract or other agreement to which either Weatherford or Sub is a party or by which it is bound, or conflict with its organizational documents, other than violations, defaults or conflicts that would not materially adversely affect the ability of Weatherford or Sub to consummate the transactions provided for in this Agreement.

      4.2 Capitalization. The authorized capital stock of Weatherford consists of 250,000,000 shares of Weatherford Common Stock and 3,000,000 shares of Weatherford Preferred Stock. At the close of business on August 10, 1999, 97,888,168 shares of Weatherford Common Stock (excluding 10,589,517 shares of Weatherford Common Stock held in treasury), were issued and outstanding, and no shares of Weatherford Preferred Stock were issued and outstanding. In addition, at the close of business on August 10, 1999, 2,154,627 shares of Weatherford Common Stock were reserved for issuance pursuant to (i) conversion provisions of Weatherford's outstanding debentures, (ii) Weatherford's stock plans and arrangements and (iii) the proposed transactions contemplated by this Agreement. Except as set forth above, no shares of capital stock or other equity or voting securities of Weatherford are reserved for issuance or outstanding. All outstanding shares of capital stock of Weatherford are, and all such shares issuable upon the exercise of options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Weatherford Shares, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

      4.3 Approvals, Licenses and Authorizations. Except for the filing of a premerger notification and report form under the HSR Act and the filing and recordation of Articles of Merger as required by the ABCA and the Certificate of Merger as required by the GCLD, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of Weatherford or Sub to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by Weatherford or Sub and the consummation by Weatherford and Sub of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

      4.4 Finder's Fees. None of Weatherford, Sub or any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. Weatherford agrees to indemnify and hold the Shareholders and their Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by Weatherford or any Affiliate of Weatherford with respect to any such fee, commission or expense.

      4.5 Authorization for the Weatherford Shares. Weatherford has taken, or will have taken prior to Closing, all necessary action to permit it to issue the Weatherford Shares. The Weatherford Shares, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Weatherford Shares will be listed on the New York Stock Exchange.

      4.6 SEC Documents. Weatherford has delivered to the Shareholders' legal counsel all of the SEC Documents. The SEC Documents represent each report filed by Weatherford with the Commission since March 30, 1999. As of their respective dates, the SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder applicable to such documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filing with the Commission prior to the date hereof. The consolidated financial statements of Weatherford included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Weatherford and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1998, other than as discussed in the SEC Documents, there has been no material adverse change in the business of Weatherford and its subsidiaries, individually or taken as a whole.

      4.7 Continuation of Company. Weatherford has no present intention or plan to liquidate Williams U.S. or Williams Canada or to merge Williams U.S. or Williams Canada with and into any other entity, including without limitation, Weatherford, pursuant to which Williams U.S. or Williams Canada would not be the surviving company and further has no plan or intention to take any action or refuse to take any action that would result in the Merger not qualifying as a reorganization under Section 368(a)(1)(A) of the Code or any comparable provision of applicable state law, or the Exchange not qualifying as a reorganization under Section 368(a)(1)(B) of the Code or any comparable provision of applicable state or provincial law.

                                   ARTICLE 5

                              REGISTRATION RIGHTS

      5.1   Registration Rights.

            (a) Weatherford will use its best efforts to register under the Securities Act the Weatherford Shares pursuant to a non-underwritten offering having a period of distribution not to exceed one year from the Closing Date. In furtherance of such obligation, Weatherford shall file, within 30 Business Days after the Closing Date, with the Commission a registration statement on the appropriate form seeking the registration for resale of the Weatherford Shares (the "Registration Statement"), pursuant to a non-underwritten offering in accordance with the plan of distribution described therein. References in this
Article 5 to the Weatherford Shares shall be deemed to include any shares of Weatherford Common Stock or other securities received by the Shareholders on account of any stock split, stock dividend or merger of Weatherford.

            (b) Notwithstanding anything to the contrary contained in this
Section 5.1, Weatherford shall not be obligated to prepare and file the Registration Statement pursuant to this Section 5.1, or prepare or file any amendment or supplement thereto, at any time when Weatherford reasonably believes that the filing thereof, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

            (c) Notwithstanding anything to the contrary contained in this
Section 5.1, Weatherford shall be permitted, on written notice to the Shareholders, to suspend the period of sale or distribution of the Weatherford Shares at any time when Weatherford reasonably believes that the sale or distribution thereof would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

            (d) The filing of the Registration Statement, or any amendment or supplement thereto, by Weatherford may not be deferred pursuant to Section 5.1(b) hereof, and the sale and distribution of the Weatherford Shares may not be suspended pursuant to Section 5.1(c) hereof, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days.

            (e) The Shareholders agree and covenant to fully cooperate with and assist Weatherford and its counsel and representatives in connection with Weatherford's obligations under this Article 5, including providing such information as requested by Weatherford in connection the preparation of the Registration Statement and the resale of the Weatherford Shares.

      5.2 Procedure. Weatherford will, subject to the provisions of Sections 5.1, 5.2 and 5.4 hereof:

            (a) seek to cause the Registration Statement to become and remain effective for a period of up to one year following the Closing Date or such shorter period of time until the transfer or sale of all the Weatherford Shares has been completed;

            (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the

Securities Act with respect to the disposition of the Weatherford Shares covered by the Registration Statement in accordance with the intended method of distribution set forth therein;

            (c) afford the Shareholder Representative a reasonable opportunity to review and comment on drafts of the Registration Statement and each amendment thereof and supplement thereto, and drafts of each preliminary prospectus used in connection with the Registration Statement, prior to their filing or distribution, as the case may be;

            (d) as expeditiously as reasonably practicable, furnish to the Shareholders such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request, in order to facilitate the public sale or other disposition of the Weatherford Shares owned by the Shareholders; provided, however, that the obligation of Weatherford to deliver copies of prospectuses or preliminary prospectuses to the Shareholders shall be subject to the receipt by Weatherford of reasonable assurances from the Shareholders that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by them of any prospectuses or preliminary prospectuses;

            (e) as expeditiously as practicable, use its best efforts to register or qualify the Weatherford Shares under such other securities laws of such United States jurisdictions as the Shareholders shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things that may be necessary or desirable to enable the Shareholders to consummate the public sale or other disposition in such jurisdictions of the Weatherford Shares; provided, however, that Weatherford shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action that would subject it to general service of process in any jurisdiction in which it is not then so subject;

            (f) notify the Shareholder Representative promptly (1) when a prospectus or any prospectus supplement has been filed with the Commission and, with respect to the Registration Statement or any post-effective amendment thereto, when such document has been declared effective by the Commission, (2) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus, or for additional information, (3) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and Weatherford shall make every reasonable effort to obtain the withdrawal of any such order as soon as practicable) and (4) of the receipt by Weatherford of any notification with respect to the suspension of the qualification of any of the Weatherford Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and Weatherford shall use commercially reasonable efforts to obtain the withdrawal of any such suspension as soon as practicable); and

            (g) bear all Registration Expenses (as defined below) in connection with the registration hereunder; provided, however, that all Selling Expenses (as defined below) of the Weatherford Shares and all fees and disbursements of counsel for the Shareholders shall be borne by the Shareholders. For purposes of this Section 5.2, expenses incurred by Weatherford in complying with this Agreement, including (i) all registration and filing fees; (ii) all printing expenses, (iii) all fees and disbursements of counsel for Weatherford, (iv) all blue sky fees and expenses and (v) all fees and expenses of accountants for Weatherford, are herein referred to as "Registration Expenses". All brokerage and selling commissions and fees and expenses of counsel for the Shareholders in connection with any such registration or resale are herein referred to as "Selling Expenses".

      5.3   Indemnification.

            (a) In the event of a registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, Weatherford will indemnify and hold harmless the Shareholders and any other Person, if any, who controls the Shareholders within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, several, to which the Shareholders or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus distributed with the consent of Weatherford or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will, unless Weatherford assumes the defense as provided in Section 5.3(c) hereof, promptly following request and receipt of reasonable supporting documents, such as invoices, reimburse the Shareholders and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Weatherford will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of the Shareholders or a controlling Person thereof specifically for use in the preparation thereof.

            (b) In the event of any registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, each Shareholder will indemnify and hold harmless Weatherford and each Person, if any, who controls Weatherford within the meaning of Section 15 of the Securities Act, each officer of Weatherford who signs the Registration Statement and each director of Weatherford, against any and all such losses, claims, damages, liabilities or actions that Weatherford or such officer, director or controlling Person may become subject under the Securities Act or otherwise, and will reimburse Weatherford, each such officer, director and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if
(i) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission of a material fact was made in reliance upon and in conformity with information furnished to Weatherford by or on behalf of such Shareholder specifically for use in connection with the preparation of the Registration Statement or prospectus or (ii) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon such Shareholder's failure to deliver any required prospectus or otherwise comply with applicable laws regarding the same.

            (c) Within five days after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall desire, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnifying Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel. Payment of any amounts due pursuant to this
Section 5.3 shall be made within ten Business Days after notice is sent by the indemnified Person.

      5.4 Termination. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the public sale of the Weatherford Shares, the rights of the Shareholders as to the registration provided for in this Agreement as to the Weatherford Shares shall terminate immediately.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

      6.1   Access to Information.

            (a) Until the Closing, the Shareholders will furnish, and will cause the Companies and the Subsidiaries to furnish, Weatherford and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the assets, commitments and properties of the Companies and the Subsidiaries as Weatherford shall from time to time reasonably request and will afford Weatherford and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the offices, properties, books, records, contracts and documents of the Companies and the Subsidiaries and the opportunity to ask questions of, and receive answers from, representatives of the Companies and the Subsidiaries. As part of its investigation, Weatherford shall have the right, at its expense, to conduct environmental assessments of the properties of the Companies and the Subsidiaries, including soil and groundwater sampling, as Weatherford deems appropriate and will promptly provide to the Shareholder Representative full and complete copies of all such reports and assessments obtained. No investigations by Weatherford or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Shareholders with respect to any representations, warranties, covenants or agreements made herein or in any exhibit, schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Shareholders will cooperate with Weatherford and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity. Notwithstanding the foregoing, Weatherford shall not discuss the Companies, the Subsidiaries or the transactions contemplated by this Agreement with any customers or suppliers of the Companies and the Subsidiaries, without obtaining the prior written approval of the Shareholder Representative.

            (b) In accordance with the terms and conditions of the Confidentiality Agreement, each party hereto agrees to hold in confidence all, and not to disclose to others for any reason whatsoever any, non-public information received by it or its representatives from the other party hereto in connection with the transactions contemplated by this Agreement except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of such party as necessary in connection with the transactions contemplated hereby or as necessary to the operation of such party's business; and (iii) for information that becomes publicly available other than through such party. If the transactions contemplated by this Agreement are not consummated, each party hereto (i) will return to the other party hereto all non-public documents and other material obtained from such other party, and all copies, summaries and extracts thereof, or certify to such other party that such information has been destroyed and, and will destroy all summaries, reports and analyses prepared in whole or in part based on Confidential Information or in connection with any investigation of the other party and certify to such other party that such information has been destroyed, and (ii) agrees not to use for its own benefit or for the benefit of any other Person any non-public information received by it or its representatives or Affiliates from the other party in connection with the transactions contemplated by this Agreement.

            (c) The Shareholders agree to cooperate with Weatherford, and cause the Companies' outside auditors to assist Weatherford, in the preparation of any financial statements relating to the Companies and the Subsidiaries that may be reasonably requested by Weatherford for filing with the Commission in connection with any filings that may be made by Weatherford under the Securities Act or the Exchange Act. Such financial statements shall, if requested by Weatherford, consist of (i) such audited balance sheets and audited statements of operations, cash flows and changes in equity together with the notes thereon and (ii) such unaudited interim balance sheets and unaudited interim statements of operations, cash flows and changes in equity, if any, in each case as Weatherford shall reasonably deem to be required. All costs with respect to the preparation of the foregoing financial statements shall be borne by Weatherford.

      6.2 Conduct of the Business. The Shareholders covenant and agree with Weatherford that from and after the date hereof until the Closing, except as expressly authorized by this Agreement or as expressly consented to in writing by Weatherford, the Shareholders shall, and shall cause the Companies and the Subsidiaries to:

            (a) operate each Company and each Subsidiary only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Companies and the Subsidiaries now enjoy and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact their present business organization, keep available the services of their employees and preserve their relationships with their customers, suppliers, jobbers, distributors and other Persons having business relations with them;

            (b) use all reasonable efforts to maintain the assets of each Company and each Subsidiary in a state of repair, order and condition consistent with their usual practice;

            (c) maintain the books of account and records relating to each Company and each Subsidiary in the usual, regular and ordinary manner, in accordance with the usual accounting practices of the Companies and the Subsidiaries applied on a consistent basis, and not increase the carrying value of any assets above their historical costs;

            (d) comply in all respects with all statutes, laws, orders and regulations applicable to each Company and each Subsidiary and to the conduct of the Companies and the Subsidiaries;

            (e) not sell, assign, transfer, lease or otherwise dispose of any assets of either Company or any Subsidiary except for dispositions of the inventories of the Companies and the Subsidiaries for value in the usual and ordinary course of business and except as provided for in Section 7.21 hereof;

            (f) preserve and maintain all rights that the Companies, the Subsidiaries and the Shareholders now enjoy in and to the Intellectual Property and not sell, assign, transfer, lease or otherwise dispose of any Intellectual Property other than to Weatherford pursuant to the terms of this Agreement;

            (g) not mortgage, pledge or otherwise create a security interest or permit there to be created or exist any Liens on any assets of either Company or any Subsidiary;

            (h) not incur any obligation for borrowed money or purchase money indebtedness whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business;

            (i) not enter into any contract, commitment or lease in relation to either Company or any Subsidiary or any of their respective assets that is out of the ordinary course of business of such Company or Subsidiary or that is with an Affiliate of either Company or any Subsidiary or that would bind Weatherford under a contract or other obligation with either Company, any Subsidiary or any of their respective Affiliates;

            (j) not amend or modify any of the contracts or agreements disclosed in Section 3.5(a) of the Disclosure Schedule;

            (k) not consent to the termination of any of the contracts and agreements disclosed in Section 3.5(a) of the Disclosure Schedule or waive any of the rights of either Company or any Subsidiary with respect thereto;

            (l) except as set forth in Section 6.2(l) of the Disclosure Schedule, not permit any insurance policy naming either Company, any Subsidiary or any Shareholder as a beneficiary or a loss payee relating to either Company or any Subsidiary to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

            (m) pay when due all accounts payable, all payments required by any of the contracts and agreements set forth in Section 3.5(a) of the Disclosure Schedule, and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves exist in the Financial Statements and that would not result in a Lien being imposed on any assets of either Company or any Subsidiary;

            (n) collect the accounts receivable of each Company and each Subsidiary only in the ordinary course of business and not accelerate the payment of any account receivable;

            (o) not make any Tax elections that would affect either Company or any Subsidiary or change any method of accounting or application of any principles under GAAP;

            (p) not change the terms of employment of any officer or senior employee or increase the compensation or rate of compensation or commissions or bonuses payable by either Company or any Subsidiary to any of their respective employees that is not consistent with past practice;

            (q) not declare or pay any dividend on or make any other distribution in respect of any of the shares in the capital of either Company or any Subsidiary or purchase, redeem or otherwise acquire any of such shares;

            (r) not authorize or issue, sell, pledge, dispose of or encumber any shares of capital stock of either Company or any Subsidiary;

            (s) not grant any stock options or rights to acquire capital stock of either Company or any Subsidiary;

            (t) not amend or otherwise modify the organizational documents of either Company or any Subsidiary;

            (u) not amend any Company Benefit Plan except as required by law or this Agreement; and

            (v) promptly notify Weatherford in writing if the Shareholders become aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in either Company or any Subsidiary that would reasonably be expected to adversely affect either Company or any Subsidiary, whether or not occurring in the ordinary course of business.

      6.3 Negotiation with Others. The Shareholders agree that from the date hereof until the Closing Date or the termination of this Agreement pursuant to
Article 11 hereof, none of the Shareholders or any of their respective Affiliates, including the Companies, will, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal or offer from any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset purchase, stock purchase or any similar transaction involving either Company or any Subsidiary with any such Person. During such period, the Shareholders will immediately notify Weatherford regarding any such contact between the Shareholders or any of their Affiliates or representatives and any Person regarding any such offer or proposal or any related inquiry and shall return without discussion all offers or proposals regarding any such transaction involving either Company or any Subsidiary.

      6.4 Information. During the period from the date of this Agreement to the Closing Date, Weatherford and the Shareholders will promptly inform each other in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of either Company or any Subsidiary.

      6.5 Delivery of Documents. The Shareholders shall deliver to Weatherford at the Closing all Documents and Other Papers relating to the Companies and the Subsidiaries that are in the Shareholders' possession or control, including, without limitation, all files relating to the Financial Statements, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Companies and the Subsidiaries stored on any electronic media, including computers. For purposes of this Section 6.5, the Shareholders shall be considered to have satisfied the delivery requirements of this Section 6.5 by delivering such Documents and Other Papers to the offices of Williams U.S. in Fort Smith, Arkansas. For a period of six years after the Closing Date, Weatherford agrees to provide the Shareholders with access to such Documents and Other Papers to the extent required for tax, financial accounting or legal purposes on a reasonable basis during normal business hours and to permit copies to be made of such Documents and Other Papers as may be reasonably needed. All such Documents and Other Papers shall be maintained by the Shareholders in confidence except to the extent required to be disclosed under law or in furtherance of any defense by the Shareholders or any Affiliate of the Shareholders to any action, suit or proceeding against the Shareholders or any Affiliate of the Shareholders; provided, however, Weatherford shall be advised of any such proposed disclosure in advance and be entitled to seek a limitation on the use of such information and scope of such disclosure.

      6.6   Further Assurances.

            (a) Each of the Canadian Shareholders shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Weatherford such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for Weatherford, as shall be necessary to vest in Weatherford all the right, title and interest in and to the Williams Canada Shares free and clear of all Liens (other than those Liens created or suffered by Weatherford and restrictions on sales of Williams Canada Shares under applicable securities laws) and shall use his best efforts to cause to be taken such other action as Weatherford reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement. For the assignment of the Williams Canada Shares from the Canadian Shareholders to Weatherford, each of the Canadian Shareholders is obligated at all times without delay in the legal or contractual required form to carry out all necessary acts and to deliver all legally required declarations.

            (b) If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of Williams U.S. and Sub, the Surviving Corporation and its proper officers and directors, in the name and on behalf of Williams U.S. and Sub, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Williams U.S. or otherwise to take any and all such action.

      6.7   Nondisclosure of Proprietary Information.

            (a) Each of the Shareholders agrees that, from and after the Closing, such Shareholder and such Shareholder's Affiliates shall (i) hold in confidence and not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than Weatherford any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose and (ii) not for a period of five years solicit or hire any employees of either Company or any Subsidiary who are currently employed or may be employed as of the Closing by either Company or any Subsidiary.

            (b) The Shareholders acknowledge that all documents and objects containing or reflecting any Proprietary Information, whether developed by either Company, any Subsidiary or any Shareholder, or by someone else for either Company, any Subsidiary, any Shareholder or any of their respective Affiliates, will after the Closing become the exclusive property of Weatherford and be delivered to Weatherford.

            (c) Because of the unique nature of the Proprietary Information, the Shareholders understand and agree that the breach or anticipated breach of the obligations under this Section 6.7 will result in immediate and irreparable harm and injury to Weatherford and its Affiliates, for which it will not have an adequate remedy at law, and that Weatherford and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

      6.8 Covenant Not to Compete With the Business. Each of John Robert Williams, Vinson Dean Williams and Shane Lee Williams (the "Non-Compete Parties") agrees that, effective as of the Closing Date and for a period of five years thereafter, and except for the activities described in Section 6.14 hereof (which shall not be subject to the restrictions set forth in this Section 6.8 provided that such Non-Compete Party complies with all the terms of Section 6.14 hereof), neither such Non-Compete Party nor any of his Affiliates shall, without the consent of Weatherford, directly or indirectly, design, develop, market, produce, manufacture, rent, distribute, repair, provide or sell oilfield products or related services in any geographic location in the world or, except for the benefit of Weatherford and its Affiliates, assist any Person to do the same; provided, however, that a Non-Compete Party may design and sell products that do not compete with the products and the business of either Company or any Subsidiary as long as such Non-Compete Party has complied with Section 6.14 hereof. Each Non-Compete Party acknowledges that a remedy at law for any breach or attempted breach of this Section 6.8 will be inadequate and further agrees that any breach of this Section 6.8 will result in irreparable harm to the Companies, the Subsidiaries and Weatherford, and, accordingly, Weatherford shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief against the Non-Compete Party who violates the provisions of this Section 6.8 in case of any such breach or attempted breach and shall be entitled to terminate payments under the Williams Technology Royalty Agreement to any Non-Compete Party who violates the provisions of this Section 6.8. Each Non-Compete Party acknowledges that this covenant not to compete is being provided as an inducement to Weatherford to consummate the transactions contemplated by this Agreement and that this Section 6.8 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Weatherford. Whenever possible, each provision of this Section 6.8 shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Section 6.8 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this
Section 6.8. If any provision of this Section 6.8 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this
Section 6.8
but shall be confined in its operation to the provision of this Section 6.8 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 6.8 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law. Notwithstanding anything to the contrary contained herein, the Shareholders, including the Non- Compete Parties, shall have the full right and ability to own no more than 5% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market, including that of companies in competition with Weatherford or any of its Affiliates.

      6.9 Use of Corporate Name. All uses of the corporate names "Williams Tool Co.", "Williams Tool Co. (Canada) Inc.", "J&J Rubber Molding and Supply Company", "Williams Rotating Head" and any other name set forth in Section 3.1(g) of the Disclosure Schedule or any derivations thereof, are being transferred to Weatherford hereunder. Each of the Shareholders agrees not to take any action that could reasonably be expected to adversely affect Weatherford's right to the names "Williams Tool Co.", "Williams Tool Co. (Canada) Inc.", "J&J Rubber Molding and Supply Company", "Williams Rotating Head" and any other name set forth in Section 3.1(g) of the Disclosure Schedule or cause confusion with respect to Weatherford's use of such names. All goodwill with respect to the use of the names "Williams Tool Co.", "Williams Tool Co. (Canada) Inc.", "J&J Rubber Molding and Supply Company", "Williams Rotating Head" and any other name set forth in Section 3.1(g) of the Disclosure Schedule will inure to the benefit of Weatherford, and none of the Shareholders will have any rights to sue or recover against any Person with respect to the use of such name.

      6.10  RELEASE.

            (a) AS OF THE CLOSING DATE, EACH OF THE SHAREHOLDERS DOES HEREBY FOR HIMSELF OR ITSELF AND HIS OR ITS SUCCESSORS AND ASSIGNS REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE EACH COMPANY, EACH SUBSIDIARY, SUB, WEATHERFORD AND EACH OF THEIR RESPECTIVE AFFILIATES, AND THEIR SUCCESSORS AND ASSIGNS, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, THAT SUCH SHAREHOLDER OR HIS OR ITS AFFILIATES NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST SUCH PARTIES, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF EITHER COMPANY OR ANY SUBSIDIARY AND THEIR RESPECTIVE EMPLOYEES AND AGENTS, OR UNDER A THEORY OF STRICT LIABILITY, EXISTING AS OF THE CLOSING DATE OR RELATING TO ANY ACTION, OMISSION OR EVENT OCCURRING ON OR PRIOR TO THE CLOSING DATE; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE IN CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE WILLIAMS TECHNOLOGY ROYALTY AGREEMENT) OR FROM ANY BREACHES BY ANY OF THEM OF ANY REPRESENTATIONS OR WARRANTIES HEREIN OR IN CONNECTION WITH ANY OF SUCH OTHER AGREEMENTS SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT; PROVIDED FURTHER, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL RELEASE WILLIAMS U.S. OF ITS OBLIGATIONS UNDER THE NELSON NOTE.

            (b) EACH OF THE SHAREHOLDERS REPRESENTS AND WARRANTS THAT HE OR IT HAS NOT PREVIOUSLY ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS RELEASED HEREIN. EACH OF THE SHAREHOLDERS COVENANTS AND AGREES THAT SUCH SHAREHOLDER WILL NOT ASSIGN OR TRANSFER TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS TO BE RELEASED HEREIN. EACH OF THE SHAREHOLDERS REPRESENTS AND WARRANTS THAT SUCH SHAREHOLDER HAS READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS SECTION 6.10 AND THAT HE OR IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF HIS OR ITS OWN CHOOSING IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT.

            (c) THE RELEASE PROVIDED BY THE SHAREHOLDERS PURSUANT TO THIS
SECTION 6.10 SHALL APPLY NOTWITHSTANDING THAT THE MATTER FOR WHICH RELEASE IS PROVIDED MAY RELATE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY A RELEASED PARTY, INCLUDING WEATHERFORD, THE COMPANIES, THE SUBSIDIARIES, SUB AND WEATHERFORD AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND FOR LIABILITIES BASED ON THEORIES OF STRICT LIABILITY, AND SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF THE RELEASED PARTY IS ALLEGED OR PROVEN, IT BEING THE INTENTION OF THE PARTIES TO RELEASE THE RELEASED PARTY FROM AND AGAINST ITS ORDINARY, SOLE AND CONTRIBUTORY NEGLIGENCE AND GROSS NEGLIGENCE AS WELL AS LIABILITIES BASED ON THE WILLFUL ACTIONS OR OMISSIONS OF THE RELEASED PARTY AND LIABILITIES BASED ON THEORIES OF STRICT LIABILITY.

      6.11 Payment of Obligations. Immediately prior to the Closing, each of the Shareholders and each of their respective Affiliates shall pay to each Company and each Subsidiary all indebtedness and other obligations (other than intercompany indebtedness) that such Shareholder or such Affiliate owes to such Company and such Subsidiary as of the Closing.

      6.12  HSR Filing.

            (a) Weatherford and the Companies (collectively, the "HSR Parties") shall have made prior to the execution and delivery of this Agreement all premerger notification and report form filings required under the HSR Act. Each of the HSR Parties agrees to use reasonable efforts to respond promptly to, and fully address, any formal or informal inquiry or request for information by a Governmental Entity regarding the transactions contemplated hereby.

            (b) Each of the HSR Parties have or will furnish one another copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "HSR Documents")) between such HSR Party, or any of their respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement; provided, however, that (i) with respect to documents and other materials filed by or on behalf an HSR Party with the Antitrust Division of the Department of Justice, the Federal Trade Commission or any state attorneys general that are otherwise available for review by the other HSR Parties, copies will not be required to be so provided, (ii) the other HSR Parties may redact all revenue figures relating to any service not provided or any product not manufactured or sold by the other HSR Parties or any of their respective subsidiaries (according to such other HSR Parties' HSR Documents) and
(iii) with respect to any HSR Party's Documents (A) that contain any information that, in the reasonable judgment of such HSR Party's counsel, should not be furnished to such other HSR Parties' counsel because of antitrust considerations or (B) relating to a request for additional information pursuant to Section
(e)(1) of the HSR Act, the obligation of an HSR Party to furnish any such HSR Documents to the other HSR Party's counsel shall be satisfied by the delivery of such HSR Documents on a confidential basis to such other HSR Parties' counsel pursuant to an appropriate confidentiality agreement to be entered into by Friday, Eldredge & Clark, L.L.P., on behalf of the Companies and the Shareholders, and Fulbright & Jaworski L.L.P., on behalf of Weatherford and Sub.

            (c) Notwithstanding the foregoing provisions in this Section 6.12, nothing contained in this Agreement shall be construed so as to require any of the HSR Parties, or any of their respective Affiliates, to sell, license, dispose of or hold separate, or to operate in any specified manner, any of their respective assets or businesses (or to require any of the HSR Parties or any of their respective subsidiaries or Affiliates to agree to any of the foregoing). The obligations of each HSR Party under Section 6.12(a) hereof to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under Section 6.12(b) hereof.

      6.13 Shareholder Approval; Voting. Each U.S. Shareholder hereby irrevocably (i) waives notice of a meeting of shareholders for purpose of approving and adopting this Agreement as contemplated by Section 4-27-706 of the ABCA, (ii) acknowledges that the Board of Directors of Williams U.S. has taken all action to approve the plan of merger relating to the Merger described in this Agreement and has taken all other action required to consummate the transactions provided for herein as contemplated by Sections 4-27- 1101 through 4-27-1107 of the ABCA, (iii) approves and adopts, and consents to the approval and adoption of, this Agreement, the plan of merger provided for herein and all transactions contemplated hereby and (iv) waives any right to dissent or seek any appraisal rights on account of the Merger. Williams U.S. and the U.S. Shareholders shall take such additional action as may be necessary under the ABCA to approve the Merger.

      6.14  Right of First Refusal.

            (a) Each of the Shareholders agrees that if, during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the "Non-Compete Period"), such Shareholder or any of his or its Affiliates (the "Offeror") develops or has developed any product, service, technology, information, know how or intellectual property related to the oilfield services and products industry (the "New Technology"), the Offeror shall offer to Weatherford and its Affiliates the right, at Weatherford's sole discretion, to purchase the New Technology or enter into an exclusive license agreement with the Offeror to utilize the New Technology on commercially reasonable terms or on such terms as may be offered by any third party. A Shareholder that develops or has developed New Technology shall not be subject to the terms of Section 6.8 hereof with respect to such New Technology provided that such Shareholder complies with all the terms of this Section 6.14.

            (b) The Offeror shall, as soon as is commercially practicable, provide Weatherford with a written description of the New Technology and shall afford Weatherford and its Affiliates access to the books, records, facilities and personnel of the Offeror to allow Weatherford to fully review, test and analyze the New Technology, subject to the terms of a customary confidentiality agreement.

            (c) If Weatherford elects to purchase or license the New Technology, Weatherford shall notify the Offeror of such election in writing no later than 30 days after Weatherford receives written notice from the Offeror of the New Technology. If Weatherford fails to notify the Offeror within such 30-day period, Weatherford shall be deemed to have elected not to purchase or license the New Technology. If Weatherford elects to purchase or license the New Technology, Weatherford or one of its Affiliates and the Offeror will enter into an agreement for such purchase or license on commercially reasonable terms. If Weatherford makes such election, the Offeror will not sell or license the New Technology to any Person other than Weatherford or an Affiliate of Weatherford or use the New Technology for its own benefit during the Non-Compete Period.

            (d) Subject to the provisions of this Section 6.14, if Weatherford affirmatively declines to purchase or license any New Technology, then the Offeror may enter into an agreement to license or sell the New Technology to any third party provided that the terms of the license or purchase agreement with any third party are more beneficial and advantageous to the Offeror than were the terms offered to Weatherford.

                                   ARTICLE 7

                      WEATHERFORD'S AND SUB'S CONDITIONS

      The obligation of Weatherford and Sub to consummate the transactions contemplated by this Agreement is, at the option of Weatherford and Sub, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Weatherford or Sub in writing; provided, however, Weatherford's and Sub's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice Weatherford's or Sub's right to recover damages for any such breach.

      7.1 Representations, Warranties and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Shareholders to be performed or complied with by them on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects; and the Shareholders shall have delivered to Weatherford a certificate, dated the Closing Date, regarding the matters set forth in this
Section 7.1.

      7.2 Good Standing. The Shareholders shall have delivered to Weatherford certificates issued by appropriate Governmental Entities evidencing the status of each Company and each Subsidiary, as of a date not earlier than July 1, 1999, in each jurisdiction specified in Section 3.1(b) of the Disclosure Schedule.

      7.3 Certificates and Instruments of Transfer. The Canadian Shareholders shall have delivered to Weatherford all stock certificates representing the Williams Canada Shares and shall have executed, acknowledged and delivered to Weatherford such instruments of transfer of the Williams Canada Shares (including stock powers) as shall be reasonably requested by Weatherford to vest in Weatherford all the right, title and interest in and to the Williams Canada Shares.

      7.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect or threatened nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened by any Person (other than Weatherford, Sub or any of their respective Affiliates) seeking to prevent the consummation of the transactions contemplated by this Agreement or asserting that the consummation of the transactions contemplated by this Agreement would be unlawful.

      7.5 No Material Adverse Event. The business and properties of the Company shall not be affected or threatened to be affected by any loss or damage, whether or not covered by insurance, except to the extent that the same would not have a Material Adverse Effect on either Company or any Subsidiary.

      7.6 Other Legal Matters. All exhibits, schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in substantially the forms required by this Agreement.

      7.7 Licenses, Consents and Approvals. Except for the Revenue Canada Clearance Certificate, all necessary actions or nonactions, waivers, licenses, consents or approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, shall have been obtained, made, expired or lapsed and shall be in full force and effect. The Shareholders shall have delivered to Weatherford a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Shareholders to consummate the transactions contemplated by this Agreement.

      7.8 Consents of Third Persons. All consents from third Persons, including those consents necessary for the consummation of the transactions contemplated by this Agreement or for the continued enjoyment by the Surviving Corporation of the benefits of any agreement, contract, license or any other instrument described in the Disclosure Schedule or referred to herein, shall have been obtained and be effective on terms satisfactory to Weatherford and delivered to Weatherford.

      7.9   Legal Opinions.

            (a) Weatherford shall have been furnished an opinion of Friday, Eldredge & Clark, L.L.P., counsel to the U.S. Shareholders and Williams U.S., with regard to the matters set forth on Exhibit D hereto.

            (b) Weatherford shall have been furnished an opinion of Field Atkinson Perraton, Canadian counsel to the Canadian Shareholders, with regard to the matters set forth on Exhibit E hereto.

      7.10 Shareholder Obligations. Each of the Shareholders and each of their respective Affiliates shall have paid in full to each Company and each Subsidiary all indebtedness and other obligations (other than intercompany indebtedness) that such Shareholder or such Affiliate owes to such Company and such Subsidiary as of the Closing.

      7.11 Liabilities. The Shareholders shall have provided to Weatherford evidence satisfactory to Weatherford of the assumption of the Retained Liabilities by the Shareholders.

      7.12 Board Approvals. The boards of directors of Weatherford and Sub shall have approved this Agreement and the transactions contemplated hereby.

      7.13 Stock Exchange Approval. The New York Stock Exchange shall have approved the listing of the Weatherford Shares.

      7.14 Approvals for Issuance of Weatherford Shares. Weatherford shall have received all consents, approvals and other authorizations from Governmental Entities necessary or appropriate for Weatherford to issue the Weatherford Shares.

      7.15 Resolutions. The Shareholders shall have delivered to Weatherford certified copies of resolutions of the board of directors and the shareholders of Williams U.S. approving this Agreement, the Merger and the transactions contemplated hereby and certified copies of resolutions of the shareholders of Williams Canada approving this Agreement, the sale of the Williams Canada Shares to Weatherford and the transactions contemplated hereby, which resolutions shall have been approved by the sole director of Williams Canada.

      7.16 Williams Technology Royalty Agreement. Weatherford and the Non-Compete Parties shall have entered into the Williams Technology Royalty Agreement.

      7.17 Resignation of Directors and Officers. Weatherford and Sub shall have received from each Company letters of resignation effective as of the Effective Date from the directors and officers of such Company and its Subsidiaries.

      7.18 Dissenters' Rights. Weatherford and Sub shall have received a Waiver executed by each Shareholder.

      7.19 Williams Mexico. The U.S. Shareholders shall have delivered to Weatherford evidence satisfactory to Weatherford of (a) the transfer by Williams U.S. of its 99% interest in Williams Mexico to the U.S. Shareholders and (b) the transfer by Williams Mexico or the U.S. Shareholders of all of Williams Mexico's assets to Williams U.S.

      7.20 Intellectual Property. The U.S. Shareholders shall have delivered to Weatherford evidence satisfactory to Weatherford of (a) the transfer to Williams U.S. of any Intellectual Property owned by or licensed to any of the U.S. Shareholders and (b) the termination of any agreements relating to Intellectual Property to which any U.S. Shareholder is a party.

      7.21 Excluded Property. Williams shall have transferred the real property described in Section 7.21 of the Disclosure Schedule to the persons or entities set forth in Section 7.21 of the Disclosure Schedule.

      7.22 Shareholder Agreements. The U.S. Shareholders shall have delivered to Weatherford evidence satisfactory to Weatherford of the termination of the Shareholder Agreement dated December 3, 1993, among Williams Tool Company, John
R. Williams, Shane L. Williams and Vinson D. Williams. The Canadian Shareholders shall have delivered to Weatherford evidence satisfactory to Weatherford of the termination of the Shareholder Agreement dated May 26, 1994, among Williams Tool Company (Canada), John Williams, Shane Williams, Vinson Williams and Paul A. Hendricks.

      7.23 Revenue Canada Clearance Certificate. The Canadian Shareholders shall have delivered to Weatherford the Revenue Canada Clearance Certificate.

                                   ARTICLE 8

                           SHAREHOLDERS' CONDITIONS

      The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is, at the option of the Shareholders, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Shareholders in writing; provided, however, the Shareholders' election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice the Shareholders' rights to recover damages for any breach.

      8.1 Representations, Warranties and Covenants. The representations and warranties of Weatherford contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of Weatherford to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects; and Weatherford shall have delivered to the Shareholders a certificate signed by one of its duly authorized officers, dated the Closing Date, regarding the matters set forth in this Section 8.1.

      8.2 Purchase Price. Weatherford shall have caused to be issued to the Shareholders the Weatherford Shares.

      8.3 Licenses, Consents and Approvals. All necessary actions or nonactions, waivers, licenses, consents or approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, shall have been obtained, made, expired or lapsed and shall be in full force and effect. Weatherford shall have delivered to the Shareholders a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for Weatherford to consummate the transactions contemplated by this Agreement.

      8.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect or threatened nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened by any Person (other than the Shareholders or any of their respective Affiliates) seeking to prevent the consummation of the transactions contemplated by this Agreement or asserting that the consummation of the transactions contemplated by this Agreement would be unlawful.

      8.5 Other Legal Matters. All exhibits, schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in substantially the forms required by this Agreement.

      8.6 Legal Opinions. The Shareholders shall have been furnished an opinion of Fulbright & Jaworski L.L.P., counsel to Weatherford and Sub, with regard to the matters set forth on Exhibit F hereto.

      8.7 Williams Technology Royalty Agreement. Weatherford and the Non-Compete Parties shall have entered into the Williams Technology Royalty Agreement.

      8.8 Stock Exchange Approval. The New York Stock Exchange shall have approved the listing of the Weatherford Shares.

      8.9 Approvals for Issuance of Weatherford Shares. Weatherford shall have received all consents, approvals and other authorizations from Governmental Entities necessary or appropriate for Weatherford to issue the Weatherford Shares.

      8.10 Resolutions. Weatherford shall have delivered to the Shareholders certified copies of resolutions of the board of directors of Weatherford and the board of directors and sole stockholder of Sub approving this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE 9

                                INDEMNIFICATION

      9.1 Indemnification by the Shareholders. Except as otherwise limited by this Article 9 and Article 10 hereof, (i) each Shareholder, severally and not jointly, with respect to matters pertaining solely to such Shareholder, (ii) the U.S. Shareholders, jointly and severally, with respect to matters pertaining to Williams U.S. and its Subsidiaries, and (iii) the Canadian Shareholders, jointly and severally, with respect to matters pertaining to Williams Canada and its Subsidiaries, agree to indemnify, defend and hold Weatherford, Sub, each of their respective Affiliates (including, after the Closing, Williams U.S., Williams Canada and their Subsidiaries) and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns, harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Weatherford Losses"), arising out of, resulting from or relating to:

            (a) any misrepresentation, breach of representation or warranty or breach of any covenant or agreement made or undertaken by the Shareholders in this Agreement or any misrepresentation or omission from any other agreement, certificate, exhibit or writing delivered to Weatherford pursuant to this Agreement, including the Disclosure Schedule; or

            (b) any Retained Liability.

For purposes of determining Weatherford's and Sub's right to indemnification for a misrepresentation or breach of warranty made by the Shareholders in this Agreement, all such representations and warranties that have been made subject to a materiality qualification shall be deemed to have been made without that qualification, it being understood that the threshold provided in Section 9.7 hereof, to the extent applicable, is intended to be the only materiality qualification for purposes of indemnification. Except for the immediately preceding sentence, this Section 9.1 does not apply to or cover Environmental Losses or Environmental Liabilities. The indemnity obligation of the Shareholders with respect to Environmental Losses is governed by Section 9.9 hereof.

      9.2   Indemnification by Weatherford. Except as otherwise limited by this
Article 9 and Article 10 hereof, Weatherford agrees to indemnify, defend and hold the Shareholders and their successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Shareholders Losses"), (i) arising out of or resulting from any misrepresentation, breach of representation or warranty or breach of any covenant or agreement made or undertaken by Weatherford in this Agreement, including the agreements contained in Article 5 hereof, or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to the Shareholders pursuant to this Agreement or (ii) arising out of events relating solely to the ownership of the Companies and Subsidiaries or use of the assets or the operation of the Companies' and the Subsidiaries' business with respect to the period after the Closing provided that such Damages (including those related to Retained Liabilities and Environmental Losses) are not attributable to or do not result from acts or omissions that occurred prior to the Closing.

      9.3 Procedure. All claims for indemnification under this Article 9 shall be asserted and resolved as follows:

            (a) An Indemnitee shall promptly give the Indemnitor notice of any matter that an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

            (b) The obligations and liabilities of an Indemnitor under this
Article 9 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 9 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to the Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

      9.4 Payment. Payment of any amounts due pursuant to this Article 9 shall be made within ten Business Days after notice is sent by the Indemnitee and all provisions of this Article 9 have been satisfied. The Shareholders may satisfy their indemnification obligations under this Article 9 in cash, delivery of Weatherford Common Stock or a combination of cash and Weatherford Common Stock. Any Weatherford Common Stock delivered pursuant to this Section 9.4 shall be valued at the average of the closing sales price per share of the Weatherford Common Stock for the 30 consecutive trading days ending on the Business Day immediately preceding the date of delivery of such shares pursuant to this
Section 9.4, as reported by the New York Stock Exchange.

      9.5 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 9 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

      9.6 Express Negligence. THE INDEMNITIES SET FORTH IN THIS ARTICLE 9 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

      9.7   Indemnification Limitations. The Shareholders shall be liable under
Section 9.1(a) hereof in respect of a misrepresentation or breach of warranty and under Section 9.9 hereof in respect of Unknown Environmental Losses only if, and then only to the extent that, the aggregate amount of any Weatherford Losses and any Unknown Environmental Losses for which Weatherford, Sub and their respective Affiliates are entitled to indemnification pursuant to such clauses exceeds $500,000; provided, however, the Shareholders' liability under Section 9.1(a) hereof shall not be so limited if such Weatherford Losses arise from a breach of any of the representations set forth in Sections 3.1, 3.2(a) , 3.2(b) , 3.4, 3.7, 3.12, 3.13 or 3.15 hereof. The aggregate liability of the Shareholders under Sections 9.1(a) and 9.9 hereof for Weatherford Losses arising from a misrepresentation or breach of warranty and for Environmental Losses shall not exceed $32,000,000. There shall be no limits on the Shareholders' liability (i) under Section 9.1(a) hereof with respect to breaches of covenants or agreements or (ii) under Section 9.1(b) hereof.

      9.8 Right of Offset. Weatherford shall be entitled to offset against any payments to any Non- Compete Party under the Williams Technology Royalty Agreement any amount that it shall be entitled to recover from such Non-Compete Party with respect to any indemnifiable Weatherford Losses pursuant to this
Article 9.

      9.9 Environmental Indemnification by Shareholders. The indemnity obligation of the Shareholders with respect to Environmental Losses is set forth in this Section 9.9. Subject to the limitations set forth in this Section 9.9 and the limitations set forth in Section 9.7 hereof, the U.S. Shareholders, jointly and severally, with respect to matters pertaining to Williams U.S. and its Subsidiaries, and the Canadian Shareholders, jointly and severally, with respect to matters pertaining to Williams Canada and its Subsidiaries, agree to indemnify, defend and hold Weatherford, Sub, each of their respective Affiliates (including, after the Closing, Williams U.S., Williams Canada and their Subsidiaries) and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns, harmless from and against and in respect of all Environmental Losses arising out of, resulting from or relating to matters for which Weatherford provides notice to the Shareholder Representative within five years of the Closing Date. The indemnification obligation under this Section 9.9 with respect to matters for which notice is given within five years of the Closing Date shall continue until such matters are fully resolved. In addition, the $500,000 threshold provided for in Section 9.7 hereof shall not apply to Known Environmental Losses and the indemnity obligation of the U.S. Shareholders or the Canadian Shareholders, as applicable, shall apply to the entire amount of the Known Environmental Losses, subject to the limit on the maximum liability of the Shareholders provided for in Section 9.7 hereof. Weatherford shall provide the Shareholder Representative a copy of the proposed work plan for any actions for which the U.S. Shareholders or the Canadian Shareholders may be liable pursuant to this Section 9.9, and the Shareholders shall have a period of ten days in which to review the proposed work plan and provide comments to Weatherford, unless a shorter review period is necessary in order to meet a deadline imposed by a Governmental Entity, in which case the Shareholders' period of review shall end five days before the deadline imposed by the Governmental Entity. Upon the written request of the Shareholder Representative, the period for review by the Shareholders may be extended to a period of not more than 21 days, provided such extended period ends at least five days before any deadline imposed by a Governmental Entity. Weatherford will consider the comments of the Shareholders in good faith and will incorporate any revisions it deems advisable into the final work plan. Weatherford will implement and complete the actions described in the final work plan in a commercially reasonable manner.

                                  ARTICLE 10

               NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

      All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Shareholders pursuant to this Agreement shall be deemed representations and warranties of the Shareholders. The several representations and warranties of the parties to this Agreement shall survive the Closing Date for a period of two years from the Closing Date (except that the representations and warranties set forth in Sections 3.1, 3.2(a), 3.2(b), 3.4, 3.7, 3.12, 3.13,
3.15, 4.1, 4.4 and 4.5 hereof shall survive the Closing Date without limitation and the representations and warranties set forth in Section 3.9 hereof shall survive the Closing Date for a period of five years from the Closing Date) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 9 hereof may be made thereon) if a written notice asserting the claim shall have been given within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. The agreements and covenants set forth herein shall survive without limitation. All representations, warranties, covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of either of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

                                  ARTICLE 11

                                  TERMINATION

      11.1 Termination. The obligation of the parties to close the transactions contemplated by this Agreement may be terminated by:

            (a) mutual agreement of Weatherford, Sub, Williams U.S. and the Shareholders;

            (b) Weatherford, if a material default shall be made by any of the Shareholders in the observance or in the due and timely performance by any of the Shareholders of any agreements and covenants of the Shareholders herein contained, or if there shall have been a breach by any of the Shareholders of any of the warranties and representations of the Shareholders herein contained, and such default or breach has not been cured or has not been waived;

            (c) the Shareholders, if a material default shall be made by Weatherford in the observance or in the due and timely performance by Weatherford of any agreements and covenants of such Person herein contained, or if there shall have been a breach by such Person of any of the warranties and representations of Weatherford herein contained, and such default or breach has not been cured or has not been waived; or

            (d) Weatherford, Sub, Williams U.S. or the Shareholders (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before September 30, 1999.

      11.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 11.1 hereof, then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Shareholders, Williams U.S., Weatherford or Sub except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. The termination of this Agreement shall not relieve any party of its obligations under Section 6.1(b) and Article 9 hereof and this Section 11.2.

      11.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article 11 only by delivering written notice to that effect to the other party or parties, and only if such notice is received on or before the Closing Date.

                                  ARTICLE 12

                         DEFINITIONS OF CERTAIN TERMS

      In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all exhibits hereto and the Disclosure Schedule:

      12.1 "ABCA" shall mean the Arkansas Business Corporation Act of 1987 (A.C.A. ss. 4-27-101, et seq.).

      12.2 "Affiliate" shall mean, with respect to any specified Person, any officer, director, shareholder or any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person.

      12.3 "Agreement" shall mean this Agreement and Plan of Reorganization among Williams U.S., the Shareholders, Weatherford and Sub, as amended from time to time by the parties hereto, including the exhibits hereto and the Disclosure Schedule. .

      12.4 "Bourgoyne" shall mean Bourgoyne Enterprises, Inc. or any affiliate thereof, including, without limitation, Adam Ted Bourgoyne, Darryl A. Bourgoyne and Tammy T. Bourgoyne.

      12.5 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

      12.6 "Canadian Shareholders" shall have the meaning given such term in the preamble hereof.

      12.7 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

      12.8 "Closing Date" shall have the meaning given such term in Section 1.2 hereof.

      12.9  "Code" shall mean the Internal Revenue Code of 1986, as amended.

      12.10 "Commission" shall mean the United States Securities and Exchange Commission.

      12.11 "Companies" shall have the meaning given such term in the preamble hereof.

      12.12 "Company" shall mean either Williams U.S. or Williams Canada.

      12.13 "Company Benefit Plan" shall mean (a) any employee welfare benefit plan or employee pension benefit plan as defined in Sections 3(1) and 3(2) of ERISA (whether or not such plan is subject to regulation under ERISA), including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (b) any other material employee benefit agreement or arrangement that is not an ERISA plan, including, without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy or other similar plan or agreement or arrangement that has been sponsored, maintained or adopted by either Company or any Subsidiary at any time during the past three years, or has been approved by either Company or any Subsidiary before the date of this Agreement but is not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of either Company or any Subsidiary, or with respect to which either Company or any Subsidiary may have any liability.

      12.14 "Confidentiality Agreement" shall have the meaning given such term in Section 13.9 hereof.

      12.15 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, consequential damages, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)).

      12.16 "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money, any capitalized lease obligation, any obligation properly classified as indebtedness or debt under GAAP or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business) and shall specifically include any loans or advances to or from any Shareholder or any Affiliate of any Shareholder.

      12.17 "Disclosure Information" shall have the meaning given such term in
Section 3.15(d) hereof.

      12.18 "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to Weatherford by the Shareholders.

      12.19 "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

      12.20 "Effective Time" shall mean the date and time when the Merger shall become effective.

      12.21 "Environmental Condition" shall mean any pollution, contamination, degradation, damage or injury caused by, related to or arising from the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials.

      12.22 "Environmental Laws" shall mean all national, federal, state, provincial, municipal or local laws, rules, codes, regulations, statutes, ordinances, orders or decrees of any Governmental Entity relating to (a) the control of any Hazardous Materials, (b) the protection of the air, water or land, (c) Waste Materials, including the generation, handling, treatment, storage, disposal or transportation of any Waste Material, whether solid, gaseous or liquid, and (d) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful to human health or the environment. "Environmental Laws" shall include, but not be limited to, any and all guidelines published or recommended from time to time by entities or organizations such as the Canadian Council of Ministers of Environment and Alberta Environmental Protection.

      12.23 "Environmental Liabilities" shall mean any and all Damages (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses) incurred or imposed (a) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental
Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with or under Environmental Laws, or (b) pursuant to any claim by a Governmental Entity or other third Person or entity for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute and arising out of or in connection with a release, as such term is defined in Environmental Laws, of Hazardous Materials.

      12.24 "Environmental Losses" shall mean any and all Environmental Liabilities that may be imposed upon or incurred by Weatherford, either Company or any Subsidiary or any of their respective officers, directors, employees, agents, shareholders and controlling Persons or their respective successors and assigns, arising out of or in connection with (a) the acts or omissions of any Person prior to the Closing Date relating to the Shareholders, any business currently or previously conducted by either Company or any Subsidiary, or the operations currently or previously conducted by either Company, any Subsidiary or any of their respective Affiliates on any other assets or properties currently or previously leased or owned by either Company, any Subsidiary or any of their respective Affiliates in connection with any business currently or previously conducted at the properties owned or leased by either Company, any Subsidiary or any of their respective Affiliates, (b) any breach of a representation or warranty contained in Section 3.9 hereof, (c) any and all Environmental Conditions existing on or prior to the Closing Date on, at or underlying the real property owned or leased by either Company, any Subsidiary or any of their respective Affiliates or (d) the handling, storage, treatment or disposal of any Hazardous Materials generated by either Company, any Subsidiary or any of their respective Affiliates on or prior to the Closing Date.

      12.25 "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to either Company or any Subsidiary under any Environmental Law.

      12.26 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      12.27 "ERISA Affiliate" shall mean any entity that is treated as a single employee together with either Company under section 414 of the Code.

      12.28 "Exchange" shall have the meaning given such term in Section 2.1 hereof.

      12.29 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      12.30 "Financial Statements" shall have the meaning given such term in
Section 3.6 hereof.

      12.31 "GAAP" shall mean United States (or, in the case of Williams Canada, Canadian) generally accepted accounting principles applied on a consistent basis.

      12.32 "GCLD" shall mean the General Corporation Law of the State of Delaware.

      12.33 "Governmental Entity" shall mean any national, state, local or foreign government or any subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      12.34 "Hazardous Materials" shall mean (a) any substance or material that is listed, defined or otherwise designated as a hazardous substance under any Environmental Law, (b) any petroleum or petroleum products, (c) radioactive materials, urea formaldehyde, asbestos and PCBs and (d) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

      12.35 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      12.36 "HSR Documents" shall have the meaning given such term in Section 6.12(b) hereof.

      12.37 "HSR Parties" shall have the meaning given such term in Section 6.12(a) hereof.

      12.38 "Indemnitee" shall mean the Person or Persons indemnified, or entitled or claiming to be entitled to be indemnified, pursuant to the provisions of Section 9.1 or Section 9.2 hereof, as the case may be.

      12.39 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 9.1 or Section 9.2 hereof, as the case may be.

      12.40 "Intellectual Property" shall have the meaning given such term in
Section 3.4(c) hereof.

      12.41 "J&J Rubber" shall mean J&J Rubber Molding and Supply Company, an Arkansas corporation.

      12.42 "Known Environmental Losses" shall mean all Environmental Losses arising out of, resulting from or relating to the matters described in Section
12.42 of the Disclosure Schedule, as such Section 12.42 may be supplemented prior to the Closing. "Known Environmental Losses" shall be limited to actions required by Environmental Laws in effect as of the Closing Date.

      12.43 "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever (including, without limitation, lessor ownership rights).

      12.44 "Losses" shall mean Shareholders Losses or Weatherford Losses, as the case may be.

      12.45 "Material Adverse Effect" shall mean, with respect to either Company or any Subsidiary, any change, occurrence, condition or effect that is or would be materially adverse to the condition (financial or otherwise), business, operations, assets or results of operations of such Person and its subsidiaries, taken as a whole; provided, however, that "Material Adverse Effect" shall not include any occurrence, change or effect attributable to or resulting from (a) any act or omission of any party hereto taken with the written consent of the other parties hereto or as contemplated hereby or (b) changes relating to the United States economy generally or changes relating to the oilfield services and products industry as a whole.

      12.46 "Merger" shall have the meaning given such term in the preamble hereof.

      12.47 "Merger Consideration" shall have the meaning given such term in
Section 1.3(a) hereof.

      12.48 "Merger Conversion Rate" shall have the meaning given such term in
Section 1.3(a) hereof.

      12.49 "Morgan Stanley Agreement" shall mean the letter agreement dated March 29, 1999, between Williams U.S. and Morgan Stanley Dean Witter, a copy of which has been provided by Williams U.S. to Weatherford.

      12.50 "Nelson Note" shall mean the note payable dated January 2, 1982, in the principal amount of $1,690,372.71, as amended, and with an unpaid balance of approximately $462,000 as of the date of this Agreement, executed by Williams U.S. in favor of Jane Williams Nelson.

      12.51 "New Technology" shall have the meaning given such term in Section 6.14(a) hereof.

      12.52 "Non-Compete Parties" shall have the meaning given such term in
Section 6.8 hereof.

      12.53 "Non-Compete Period" shall have the meaning given such term in
Section 6.14(a) hereof.

      12.54 "Offeror" shall have the meaning given such term in Section 6.14(a) hereof.

      12.55 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      12.56 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

      12.57 "Proprietary Information" shall mean collectively (a) Proprietary Rights and (b) any and all other information and material proprietary to either Company, any Subsidiary or any Shareholder, owned, possessed or used by either Company, any Subsidiary or any Shareholder, whether or not such information is embodied in writing or other physical form, and that is not generally known to the public, that (i) relates to financial information regarding either Company or any Subsidiary, including, without limitation, (A) business plans and (B) sales, financing, pricing and marketing procedures or methods of either Company or any Subsidiary, or (ii) relates to specific business matters concerning either Company or any Subsidiary, including, without limitation, the identity of or other information regarding sales personnel or customers of either Company or any Subsidiary.

      12.58 "Proprietary Rights" shall mean all rights to the names "Williams Tool Co.", "Williams Tool Co. (Canada) Inc.", "J&J Rubber Molding and Supply Company", "Williams Rotating Head" and any other name set forth in Section 3.1(g) of the Disclosure Schedule, and all patents, inventions, shop rights, know how, trade secrets, designs, drawings, art work, plans, prints, manuals, computer files, computer software, hard copy files, catalogs, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, names, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used in the conduct of the business of either Company or any Subsidiary.

      12.59 "Purchase Price" shall mean $64,000,000.

      12.60 "Purchaser Representative" shall mean Derek Cisne and Larry Bowden.

      12.61 "Real Estate" shall have the meaning given such term in Section 3.4(b) hereof.

      12.62 "Registration Statement" shall have the meaning given such term in
Section 5.1(a), 5.1(a) hereof.

      12.63 "Retained Liabilities" shall mean liabilities, debts and obligations to the extent not fully accrued for on the Financial Statements relating to or arising from (a) any and all Taxes pertaining or attributable to either Company or any Subsidiary with respect to any and all taxable periods or portions thereof ending on or before the Closing Date, (b) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any Liens of any nature whatsoever against or in any way related to the assets or the business of either Company or any Subsidiary to the extent such liability or claim for liability arises in connection with any Lien that is in existence at or attributable to periods prior to the Closing Date (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any lawsuit or threatened lawsuit or claim involving any Shareholder, either Company or any Subsidiary based upon actions, omissions or events occurring on or prior to the Closing Date, including, but not limited to, those items set forth in
Section 3.7 of the Disclosure Schedule, (d) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to or involving Williams Mexico or its assets or business, (e) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the transfer of Intellectual Property previously owned by or licensed to any Shareholder to Williams U.S. or Williams Canada, including the transfer effective as of June 1, 1999 of Intellectual Property previously owned by or licensed to John Williams and Vinson Williams to Williams U.S. for 336 shares and 208 shares, respectively, of Williams U.S. Common Stock, (f) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the granting of a royalty interest to the Non-Complete Parties pursuant to the Williams Technology Royalty Agreement, (g) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the transfer on September 14, 1999 of Williams U.S.'s 99% interest in Williams Mexico to the U.S. Shareholders, (h) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the transfer of Williams Mexico's assets to Williams U.S., (i) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the transfer of real property described in
Section 7.21 hereof, (j) any claim against either Company or any Subsidiary by any Shareholder or any Affiliate of any Shareholder other than with regard to intercompany indebtedness and the Nelson Note, (k) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to a breach of Section 3.4(d) or Section 3.4(e) hereof,
(l) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any variance between the valuations set forth in the draft report prepared by Deloitte & Touche LLP attached as Exhibit G hereto and the valuations set forth in the final report related to such draft report to be prepared by Deloitte & Touche LLP and to be delivered to Weatherford and the Shareholder Representative, (m) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to (i) any distributions by Williams U.S. to its shareholders, (ii) any issuance of shares of capital stock by Williams U.S.,
(iii) any bonuses paid by Williams U.S. to its employees, (iv) any transfer of shares of capital stock by any current or former shareholder of Williams U.S.,
(v) any purchase or transfer of Intellectual Property by Williams U.S. or any current or former shareholder of Williams U.S., (vi) any other restructurings, distributions to shareholders, issuances of capital stock, bonuses or transfers of any kind effected in contemplation of the transactions contemplated hereby, or (vii) the timing of any of the transactions described in this Section 12.63(m), (n) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to legal and other professional fees in excess of an aggregate of $320,000 incurred prior to the Closing by either Company, any Subsidiary or, with respect to the transactions contemplated hereby, any Shareholder and (o) any liability or claim for liability (whether or not successful) related to investment banking fees and expenses in excess of $1,000,000 payable or claimed to be payable pursuant to the Morgan Stanley Agreement; provided, however, that prior to paying such amount and seeking indemnification under Section 9.1(b) hereof related to
Section 12.63(k) hereof, the Indemnitees shall provide the Purchaser Representative with an opportunity, for a period of five Business Days after notice of liability or claimed liability related to Section 12.63(k) hereof is sent by the Indemnitees to the Purchaser Representative, to convince Morgan Stanley Dean Witter that it is not entitled to investment banking fees and expenses in excess of $1,000,000 under the Morgan Stanley Agreement.

      12.64 "Revenue Canada Clearance Certificate" shall mean a clearance certificate issued by Revenue Canada under Section 116 of the Income Tax Act (Canada) in form and substance satisfactory to Weatherford certifying that Weatherford is not required to withhold or remit any Taxes that may be payable by the Canadian Shareholders to Revenue Canada in respect of the sale and transfer of the Williams Canada Shares to Weatherford.

      12.65 "SEC Documents" shall mean Weatherford's (a) Annual Report on Form 10-K for the year ended December 31, 1998, (b) proxy statement with respect to the Annual Meeting of Stockholders held on May 6, 1999, (c) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999, and
(d) Current Reports on Form 8-K dated April 29, 1999, May 21, 1999, July 21, 1999, August 16, 1999 and August 31, 1999.

      12.66 "Securities Act" shall mean the Securities Act of 1933, as amended.

      12.67 "Service" shall mean the United States Internal Revenue Service.

      12.68 "Share Consideration" shall have the meaning given such term in
Section 2.3 hereof.

      12.69 "Shareholder Representative" shall have the meaning given such term in Section 13.1 hereof.

      12.70 "Shareholders" shall have the meaning given such term in the preamble hereof.

      12.71 "Shareholders Losses" shall have the meaning given such term in
Section 9.2 hereof.

      12.72 "Sub" shall mean Weatherford Acquisition, Inc., a Delaware corporation.

      12.73 "Sub Common Stock" shall mean the common stock, $1.00 par value, of Sub.

      12.74 "Subsidiary" shall mean any corporation, partnership, joint venture, association or other entity or organization in which either Company owns (directly or indirectly) any equity or other similar ownership interest.

      12.75 "Surviving Corporation" shall have the meaning given such term in
Section 1.1(a) hereof.

      12.76 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes.

      12.77 "Taxes" shall mean all United States, federal, state, provincial, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts or charges of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" shall mean any one of the foregoing Taxes.

      12.78 "Third Party Claims" shall have the meaning given such term in
Section 9.3(b) hereof.

      12.79 "Unknown Environmental Losses" shall mean all Environmental Losses arising out of, resulting from or relating to matters other than those described in Section 12.42 of the Disclosure Schedule, as such Section 12.42 may be supplemented prior to the Closing.

      12.80 "U.S. Shareholders" shall have the meaning given such term in the preamble hereof.

      12.81 "Waiver" shall mean the Waiver of Dissenters' Rights in substantially the form attached as Exhibit H hereto.

      12.82 "Waste Materials" shall mean any toxic or hazardous materials or substances or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity under any Environmental Law. "Waste Materials" does not include useful products that are stored or maintained in authorized containers.

      12.83 "Weatherford" shall mean Weatherford International, Inc., a Delaware corporation.

      12.84 "Weatherford Common Stock" shall mean the common stock, par value $1.00 per share, of Weatherford.

      12.85 "Weatherford Losses" shall have the meaning given such term in
Section 9.1 hereof.

      12.86 "Weatherford Preferred Stock" shall mean the preferred stock, par value $1.00 per share, of Weatherford.

      12.87 "Weatherford Shares" shall mean the shares of Weatherford Common Stock to be issued to the Shareholders pursuant to this Agreement.

      12.88 "Williams Canada" shall mean Williams Tool Co. (Canada) Inc. (formerly, 598148 Alberta Ltd.), an Alberta, Canada corporation.

      12.89 "Williams Canada Common Stock" shall have the meaning given such term in Section 3.1(d) hereof.

      12.90 "Williams Canada Shares" shall have the meaning given such term in the preamble hereof.

      12.91 "Williams Mexico" shall mean Williams Tool Co. Sociedad de Responsabilidad Limitada de Capital Variable.

      12.92 Williams Technology Royalty Agreement" shall mean the Technology Royalty Agreement to be entered into among Williams U.S. and the Non-Compete Parties, in substantially the form attached as Exhibit I hereto.

      12.93 "Williams U.S." shall mean Williams Tool Co., an Arkansas corporation.

      12.94 "Williams U.S. Common Stock" shall have the meaning given such term in Section 3.1(c) hereof.

                                  ARTICLE 13

                                 MISCELLANEOUS

      13.1 Shareholder Representative. Each of the Shareholders hereby irrevocably appoints John Robert Williams to be the representative (the "Shareholder Representative") of the Shareholders following the Closing Date in any matter arising out of this Agreement. For any matter in which Weatherford or Sub is entitled to rely on or otherwise deal with the Shareholders, Weatherford and Sub shall be entitled to communicate solely with the Shareholder Representative and shall be entitled to rely on any such communications as being the desire and will of the Shareholders. Notice delivered to the Shareholder Representative in accordance with Section 13.6 hereof shall be deemed notice to all of the Shareholders.

      13.2 Negotiated Transaction. The parties hereto (a) agree that the provisions of this Agreement were negotiated by the parties hereto, that each of the parties hereto has had the opportunity to be represented by separate legal counsel during the negotiation and execution of this Agreement and that this Agreement shall be deemed to have been drafted by all the parties hereto and, therefore, (b) waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      13.3 Acknowledgment. Each of the Shareholders acknowledges and confirms that he (or in the case of a Shareholder that is a trust, the trustee acting for an on behalf of such Shareholder) (a) has had the opportunity to review this Agreement, the exhibits hereto and the Disclosure Schedule, (b) has had the opportunity to retain separate legal counsel (other than Friday, Eldredge & Clark, L.L.P.) And has declined to retain such separate legal counsel, (c) has had the opportunity to ask questions of, and receive answers from, representatives of each Company and Weatherford concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain additional information that they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to such Shareholder (or in the case of a Shareholder that is a trust, the trustee acting for and on behalf of such Shareholder) or for the purpose of considering the transactions contemplated hereby, (d) such Shareholder is making his or its own business decision and (e) is aware of an understands the transactions contemplated by this Agreement and the exhibits hereto, including, without limitation, (i) the transfer effective as of June 1, 1999 of Intellectual Property previously owned by or licensed to John Williams and Vinson Williams to Williams U.S. for 336 shares and 208 shares, respectively, of Williams U.S. Common Stock, (ii) the granting of a royalty interest to the Non-Compete Parties pursuant to the Williams Technology Royalty Agreement, (iii) the issuance of 48 and 12 shares of Williams U.S. Common Stock to Don Mike Hannegan and Vincent Earl Tate, respectively, (iv) the transfer on September 14, 1999 of Williams U.S.'s 99% interest in Williams Mexico to the U.S. Shareholders, (v) the transfer of Williams Mexico's assets to Williams U.S. and (vi) the transfer of real property described in Section 7.21 hereof.

      13.4 Spousal Consent. The spouse of John Robert Williams is also executing this Agreement. By executing this Agreement, such spouse (a) acknowledges that she knows of the contents of this Agreement, (b) consents to the entering into of this Agreement by her spouse and (c) agrees that this Agreement shall be binding upon such spouse to the extent of his community property interest.

      13.5 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement; provided, that Williams U.S. shall remain responsible for payment of the investment banking fees and expenses incurred pursuant to the Morgan Stanley Agreement in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the parties agree that all filing fees in connection with premerger notification and report form filings required under the HSR Act shall be borne by Weatherford.

      13.6 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

      If to the Shareholders, the Shareholder Representative or Williams U.S., to:

      John Robert Williams
      4034 Stillforest Circle
      College Station, Texas  77845
      Confirm:    (409) 690-7558

      Copies to:

      Friday, Eldredge & Clark, L.L.P.
      2000 Regions Center
      400 West Capitol Avenue
      Little Rock, Arkansas  72201-3493
      Attention:  Byron M. Eiseman, Jr. and James W. Smith
      Facsimile:  (501) 376-2147
      Confirm:    (501) 370-3372

      If to Weatherford or Sub, to:

      Weatherford International, Inc.
      515 Post Oak Blvd., Suite 600
      Houston, Texas  77027
      Attention:  General Counsel
      Facsimile:  (713) 693-4484
      Confirm:    (713) 693-4102

      Copies to:

      Fulbright & Jaworski L.L.P.
      1301 McKinney, Suite 5100
      Houston, Texas  77010-3095
      Attention:  Charles L. Strauss
      Facsimile:  (713) 651-5246
      Confirm:    (713) 651-5151

or to such other address or facsimile number and to the attention of such other Person as any party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

      13.7 Specific Performance. It is specifically understood and agreed that any breach by the Shareholders or Williams U.S. of the provisions of this Agreement is likely to result in irreparable harm to Weatherford and that an action at law for damages alone will be an inadequate remedy for such breach. Accordingly, in addition to any other remedy that may be available to Weatherford, in the event of breach or threatened breach by any of the Shareholders or Williams U.S. of the provisions of this Agreement, including, without limitation, Section 6.8 hereof, Weatherford shall be entitled to enforce the specific performance of this Agreement by the Shareholders and Williams U.S. and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of proving actual damages, and such other relief as the court may allow.

      13.8 Assignment and Successors. Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; provided, however, Weatherford may assign its rights and obligations in this Agreement to an Affiliate of Weatherford. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

      13.9 Confidentiality Agreement. Notwithstanding anything in this Agreement to the contrary, the Confidentiality Agreement entered into between Williams Tool Co. and Weatherford Holding U.S., Inc. dated effective May 28, 1999 (the "Confidentiality Agreement") is hereby incorporated by reference herein and made a part hereof.

      13.10 Entire Agreement. This Agreement, the exhibits hereto, the Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersede all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

      13.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles.

      13.12 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition of this Agreement.

      13.13 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      13.14 No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

      13.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.16 Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

      13.17 Arbitration. In the event there shall exist any dispute or controversy with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, including, but not limited to, Article 9, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If the parties hereto are unable to resolve such dispute or controversy by agreement within 60 days following notice by any party hereto of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, the parties agree that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 13.17 and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall provide written notice to the electing party naming a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings shall be held in Dallas, Texas. Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute and shall be independent and not affiliated with any of the parties hereto. The arbitrators shall resolve all disputes in controversy in accordance with the Texas substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators appointed pursuant to this Section 13.17 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision. The cost of the arbitration shall be borne by the parties thereto as unanimously determined by the arbitrators.

      13.18 Canadian Laws. Any references in this Agreement to any specific statutes, regulations, codes or laws of the United States and the applicability thereof to, or the compliance therewith by, either Company, any Subsidiary or any Affiliate thereof shall, in the case of Williams Canada, any Subsidiary or any Affiliate thereof, be construed as also including references to the equivalent or similar statutes, regulations, codes or laws of Alberta, British Columbia and Canada, if any.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                  WEATHERFORD:

                                  WEATHERFORD INTERNATIONAL, INC.



                                  By: /s/ RANDALL D. STILLEY
                                     -------------------------------------------
                                  Name: Randall D. Stilley
                                        ----------------------------------------
                                  Title: Sr. Vice President
                                        ----------------------------------------


                                  SUB:

                                  WEATHERFORD ACQUISITION, INC.



                                  By: /s/ RANDALL D. STILLEY
                                     -------------------------------------------
                                  Name: Randall D. Stilley
                                       -----------------------------------------
                                  Title: President
                                        ----------------------------------------


                                  WILLIAMS U.S.:

                                  WILLIAMS TOOL CO.



                                  By: /s/ JOHN ROBERT WILLIAMS
                                     -------------------------------------------
                                          John Robert Williams, President


                                  U.S. SHAREHOLDERS:



                                  /s/ VINSON DEAN WILLIAMS
                                  ---------------------------------------------
                                            Vinson Dean Williams


                                   /s/ SHANE LEE WILLIAMS
                                  ---------------------------------------------
                                             Shane Lee Williams


                                   /s/ DON MIKE HANNEGAN
                                  ---------------------------------------------
                                             Don Mike Hannegan

                                   /s/ VINCENT EARL TATE
                                  ---------------------------------------------
                                              Vincent Earl Tate


                                  JOHN R. WILLIAMS REVOCABLE TRUST



                                  By: /s/ JOHN R. WILLIAMS
                                     -------------------------------------------
                                            John R. Williams, Trustee


                                  SHEILA JANE CLUCK TRUST

                                  By: Sheila Jane Cluck, Trustee
                                     -------------------------------------------


                                  By: /s/ JOHN R. WILLIAMS
                                     -------------------------------------------
                                          John R. Williams, Agent for
                                               Sheila Jane Cluck,
                                      pursuant to a Specific Power of Attorney
                                            dated September 1, 1999


                                  ROSS ANTHONY WILLIAMS TRUST



                                  By: /s/ THERESA J. WILLIAMS
                                     -------------------------------------------
                                            Theresa J. Williams, Trustee


                                  AMY DANYALE BELT TRUST



                                  By: /s/ THERESA J. WILLIAMS
                                     -------------------------------------------
                                              Theresa J. Williams, Trustee


                                  CHAD ALAN BELT TRUST



                                  By: /s/ THERESA J. WILLIAMS
                                     -------------------------------------------
                                             Theresa J. Williams, Trustee

                                      HUNTER DANYALE BELT TRUST




                                      By: /s/ THERESA J. WILLIAMS
                                         ---------------------------------------
                                               Theresa J. Williams, Trustee


                                      CANADIAN SHAREHOLDERS:



       /s/ THERESA WILLIAMS           /s/ JOHN ROBERT WILLIAMS
---------------------------------     ------------------------------------------
   Theresa Williams, spouse of                 John Robert Williams
              John Robert Williams


                                      /s/ VINSON DEAN WILLIAMS
                                      ------------------------------------------
                                                Vinson Dean Williams


                                      /s/ SHANE LEE WILLIAMS
                                      ------------------------------------------
                                                  Shane Lee Williams